As filed with the Securities and Exchange
Commission on September 29, 2006                     Registration No. 333-135288

================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------


                          AMENDMENT NO. 4 TO FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                -----------------

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                 (Name of Small Business Issuer in its Charter)

            NEVADA                                              2381
  (State or Jurisdiction of                         (Primary Standard Industrial
Incorporation or Organization)                       Classification Code Number)

                                   95-4762694
                                 (I.R.S Employer
                               Identification No.)


                           2201 PARK PLACE, SUITE 101
                              EL SEGUNDO, CA 90245
                                 (310) 643-7800
          (Address and Telephone Number of Principal Executive Offices)

                            2201 PARK PLACE, SUITE 101
                              EL SEGUNDO, CA 90245
     (Address of Principal Place of Business or intended Place of Business)

                     EDUARD JAEGER, CHIEF EXECUTIVE OFFICER
                      IRONCLAD PERFORMANCE WEAR CORPORATION
                            2201 PARK PLACE, SUITE 101
                              EL SEGUNDO, CA 90245
                                 (310) 643-7800



                                    Copy to:

                           ALBERT P. ASATOORIAN, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403
                                 (818) 444-4500
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                 Subject to Completion, Dated September 29, 2006


                      IRONCLAD PERFORMANCE WEAR CORPORATION

                         27,117,720 SHARES COMMON STOCK
                                   ----------


         This prospectus relates to the offer and sale from time to time of up to 27,117,720 shares of our common stock that are held by the stockholders named in the "Selling Stockholders" section of this prospectus. The prices at which the selling stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling stockholders whose shares are being registered will bear all selling and other expenses.

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "ICPW.OB." On September 22, 2006, the last reported sales price of the common stock on the Over-The-Counter Bulletin Board was $0.88 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                  The date of this prospectus is ______________

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Prospectus Summary........................................................     1
Risk Factors..............................................................     4
Cautionary Note Regarding Forward-looking Statements......................    15
Corporate Background and Merger Transaction...............................    16
Use of Proceeds...........................................................    20
Market for Common Equity and Related Stockholder Matters..................    20
Management's Discussion and Analysis of Financial Condition
   and Results of Operations..............................................    21
Business..................................................................    31
Management................................................................    36
Executive Compensation....................................................    39
Principal and Selling Stockholders........................................    45
Related Party Transactions................................................    52
Description of Capital Stock..............................................    53
Plan of Distribution......................................................    56
Legal Matters.............................................................    58
Experts...................................................................    58
Where You Can Find More Information.......................................    58
Index to Financial Statements.............................................   F-1


         You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

         Except as otherwise indicated, information in this prospectus reflects a 3.454895-for-1 forward stock split of our common stock which took effect on May 9, 2006.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. REFERENCES IN THIS PROSPECTUS TO "IRONCLAD PERFORMANCE WEAR CORPORATION," THE "COMPANY," "WE," "OUR" AND "US" REFER TO IRONCLAD PERFORMANCE WEAR CORPORATION AND OUR CONSOLIDATED SUBSIDIARIES.

                                  OUR BUSINESS

         We design and manufacture branded performance work wear for a variety of general, construction and industrial services markets. We manufacture job-specific gloves and apparel designed to improve the wearer's ability to safely and efficiently perform specific job functions. Our goal is to establish a reputation among professionals in the construction and industrial service industries as the only glove line specifically designed for an individual task or task type. We are currently expanding our product line to specialty apparel (e.g., long and short sleeved shirts, pants and jackets) that are also designed to enhance the wearer's comfort and performance.

         We manufacture our performance work gloves using 15 functional materials, including DuPont(TM), Kevlar(R), Clarino(R) Synthetic Leather and 3M gReptile(TM) gripping material. We incorporate these materials in the manufacturing process to create products that meet the functional and protective requirements of our client base. We do not pay any licensing fees for the use of trademark names of other companies on our products. Since inception, we have employed an in-house research and development team responsible for identifying and creating new products and applications, and improving and enhancing existing products.

         We currently sell our products in all 50 states and internationally through approximately 7,000 retail outlets. Our gloves are priced between $15 and $60 per unit, and our apparel unit prices range from $22 to $48.

                       OUR HISTORY AND CONTACT INFORMATION

         Our company was originally incorporated under the laws of Canada on June 6, 2003 under the name of Europa Trade Agency Ltd., and reincorporated in Nevada on May 26, 2004. Until September 14, 2005, we were a development stage international trade and distribution company. In September 2005, we determined that we could not sustain our operations and discontinued operations under our initial business plan. After this time, we existed as a "shell company" with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

         On May 9, 2006, we acquired Ironclad Performance Wear Corporation, a California corporation (or Ironclad California), through a merger of Ironclad California with a wholly-owned subsidiary that we formed for the purpose of facilitating this transaction. Upon the closing of this merger transaction on May 9, 2006, Ironclad California became our wholly-owned subsidiary, and we changed our name to Ironclad Performance Wear Corporation. In connection with this merger transaction, a group of investors funded the cancellation of shares held by our former sole officer and director and other former stockholders. The purchase and cancellation transaction, and a forward 3.45895-for-1 stock split of our common stock, were consummated immediately before the closing of the merger transaction with Ironclad California.

         In addition, concurrently with the closing of the merger with Ironclad California, we received gross proceeds of approximately $7.3 million in a private placement with institutional investors and other high net worth individuals. Pursuant to subscription agreements entered into with these investors, we sold 9,761,558 investment units, at $0.75 per investment unit. Each investment unit consists of one share of our common stock, and a five year non-callable warrant to purchase three-quarters of one share of our common stock at an exercise price of $1.00 per share. The warrants are redeemable by us under certain circumstances at any time after one year from the date of issuance. After broker commissions and expenses and accounting, legal and other expenses, we received net proceeds of approximately $6.1 million in the private placement financing.

         Under the subscription agreements with the investors in the private placement financing we completed concurrently with the merger with Ironclad California, we agreed to file a registration statement covering the resale of the common stock and the common stock underlying the warrants sold in the private placement financing. This prospectus is part of a registration statement on Form SB-2 that we filed pursuant to the terms of our agreement with the investors in the private placement financing. Pursuant to the terms of the merger agreement with Ironclad California and certain other agreements, the registration statement on Form SB-2 and this prospectus also cover the resale of common stock and common stock underlying warrants held by other security holders named in the "Selling Stockholders" section of this prospectus.

         The address of our principal executive office is 2201 Park Place, Suite 101, El Segundo, CA 90245, and our telephone number is (310) 643-7800.

                                  THE OFFERING

Common stock offered...................   Up to 27,117,720 shares by the selling
                                          stockholders

Common stock outstanding
   before this offering................   29,619,992 shares

Common stock to be outstanding
   after this offering.................   Up to 39,920,545 shares

Use of proceeds........................   We  will  not   receive   any  of  the
                                          proceeds  from the sale of  shares  of
                                          our  common   stock  by  the   selling
                                          stockholders. See "Use of Proceeds."

Over-the-Counter Bulletin Board symbol.   ICPW.OB

Risk Factors...........................   See "Risk Factors" beginning on page 4
                                          for a  discussion  of factors that you
                                          should   consider   carefully   before
                                          deciding to purchase our common stock.

         In the table above, the number of shares to be outstanding after this offering is based on 29,619,992 shares outstanding as of August 22, 2006, and assumes the issuance to the selling stockholders of the following additional shares which are being offered for sale under the prospectus:

         o 10,300,553 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.92 per share.

         In the table above, the number of shares to be outstanding after this offering does not reflect the issuance of the following shares, which are not being offered for sale under this prospectus:

         o 5,099,448 shares of common stock reserved for issuance upon exercise of options, as of August 22, 2006.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE UNAWARE OF, OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT US. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.


RISKS RELATING TO OUR BUSINESS

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND OUR STOCK PRICE COULD DECLINE OR FLUCTUATE IF OUR RESULTS DO NOT MEET THE EXPECTATION OF ANALYSTS OR INVESTORS.

         Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter. We believe that the factors which influence this variability of quarterly results include:

         o        the  timing  of  our   introduction   of  new  product  lines,
                  particularly our specialty apparel;

         o        the level of consumer acceptance of each new product line;

         o general economic and industry conditions that affect consumer spending and retailer purchasing;

         o        the availability of manufacturing capacity;

         o        the seasonality of the markets in which we participate;

         o        the timing of trade shows;

         o        the product mix of customer orders;

         o the timing of the placement or cancellation of customer orders;

         o        the weather;

         o        transportation delays;

         o        quotas and other regulatory matters; and

         o the timing of expenditures in anticipation of increased sales and actions of competitors.

         As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

WE  MAY  NEED   ADDITIONAL   FUNDING  TO  SUPPORT  OUR  OPERATIONS  AND  CAPITAL
EXPENDITURES, WHICH MAY NOT BE AVAILABLE TO US AND WHICH LACK OF AVAILABILITY COULD ADVERSELY AFFECT OUR BUSINESS.

         We intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and the net proceeds of the private placement completed on May 9, 2006. We believe we will have sufficient funds to finance the cost of our operations and planned expansion for the next 18 months. However, we expect that we may need additional capital to continue and expand our operations, in particular because we intend to expand our line of products, enter and compete in new markets and continue the rollout of our specialty apparel line. As part of our planned growth and expansion, we will be required to make expenditures necessary to expand and improve our operating and management infrastructure. We also plan to invest more heavily in research and development of new products, designs or services. In addition, we may need additional funds to pursue business opportunities (such as acquisitions of complementary businesses), to react to unforeseen difficulties or to respond to competitive pressures.

         If our capital resources are insufficient, we will need to raise additional funds. We currently have no committed sources of additional capital, and there can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in additional dilution to existing stockholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy. This limitation could substantially harm our business, results of operations and financial condition.

WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCE THAT WE CAN ACHIEVE OR MAINTAIN PROFITABILITY.

         We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

WE MAY BE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH.

         Our strategy envisions growing our business. We plan to expand our technology, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

         o expand our systems effectively or efficiently or in a timely manner;

         o        allocate our human resources optimally;

         o        meet our capital needs;

         o        identify  and  hire  qualified   employees  or  retain  valued
                  employees; or

         o incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

         Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

SUBSTANTIALLY ALL OF OUR REVENUES HAVE BEEN DERIVED FROM A RELATIVELY LIMITED PRODUCT LINE CONSISTING OF WORK GLOVES, AND OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO EXPAND OUR PRODUCT LINE AND ACHIEVE BROADER MARKET ACCEPTANCE OF OUR COMPANY AND OUR PRODUCTS.

         To date, our products have consisted mainly of high-performance specialty gloves, targeted primarily to the construction, general and industrial markets. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance in our existing market segments as well as in new segments. In particular, our success, growth and expansion depend largely on new and increasing sales of our recently launched specialty work apparel. We have little or virtually no experience in this line of business, which creates substantial uncertainty regarding our ability to succeed in this sector. We will be required to develop and execute a strategy for effectively marketing and distributing our specialty work apparel. We may be required to enter into new arrangements and relationships with vendors, suppliers and others. We also may be required to undertake new types of risks or obligations that we may be unable to manage. There can be no assurance that consumers will purchase our products or that retail outlets will stock our products. Though we plan to spend significant amounts on promotion, marketing and advertising to increase product awareness, we cannot guarantee that these expenses will generate the desired product awareness or commensurate increase in sales of our products. If we are unable to effectively market and distribute our specialty work apparel or expand into new market segments, we will be unable to grow and expand our business or implement our business strategy as described in this report. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

WE  MAY  BE  UNABLE  TO  COMPETE   SUCCESSFULLY   AGAINST  EXISTING  AND  FUTURE
COMPETITORS, WHICH COULD DECREASE OUR REVENUE AND MARGINS AND HARM OUR BUSINESS.

         The performance glove and specialty work apparel segments of the apparel industry are highly competitive. Our future growth and financial success depend on our ability to further penetrate and expand our existing distribution channels and to increase the size of our average annual net sales per account in these channels, as well as our ability to penetrate and expand other distribution channels. For example, we encounter competition in our existing workwear distribution channel from Gorgonz, among others. Unknown or unforeseen new entrants into our distribution channels, particularly low-cost overseas producers, will further increase the level of competition in these channels. There can be no assurance that we will be able to maintain our growth rate or increase our market share in our distribution channels at the expense of existing competitors and other apparel manufacturers choosing to enter the market segments in which we compete. In addition, there can be no assurance that we will be able to enter and achieve significant growth in other distribution channels.

FAILURE TO EXPAND INTO NEW DISTRIBUTION CHANNELS AND NEW INTERNATIONAL MARKETS COULD MATERIALLY AND ADVERSELY IMPACT OUR GROWTH PLAN AND PROFITABILITY.

         Our sales growth depends in part on our ability to expand from the specialty retail channels that we have focused on for the past seven years into new distribution channels, particularly high-volume big box hardware chains.
Failure to expand into these mass-market channels could severely limit our growth.

         Our business plan also depends in part on our ability to expand into international markets. We have begun the distribution of our products in Japan and Australia, and we are in the process of establishing distribution networks in Canada and the United Kingdom. Failure to expand international sales through these and other markets could limit our growth capability and leave us vulnerable solely to United States market conditions.

OUR DEPENDENCE ON INDEPENDENT MANUFACTURERS REDUCES OUR ABILITY TO CONTROL THE MANUFACTURING PROCESS, WHICH COULD HARM OUR SALES, REPUTATION AND OVERALL PROFITABILITY.

         We depend on independent contract manufacturers to maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortages, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

         We do not have long-term contracts with any of our independent contractors and any of these contractors may unilaterally terminate their relationship with us at any time. While management believes that there exists an adequate supply of contractors to provide products and services to us, to the extent we are not able to secure or maintain relationships with independent contractors that are able to fulfill its requirements, our business would be harmed.

         We have initiated standards for our suppliers, and monitor our independent contractors' compliance with applicable labor laws, but we do not control our contractors or their labor practices. The violation of federal, state or foreign labor laws by one of our contractors could result in us being subject to fines and our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our contractors, or that such sanctions will not have a material adverse effect on our business and results of operations.

TRADE MATTERS MAY DISRUPT OUR SUPPLY CHAIN, WHICH COULD RESULT IN INCREASED EXPENSES AND DECREASED SALES.

         We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the U.S. and other foreign governments, including the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions, against apparel items, as well as U.S. or foreign labor strikes, work stoppages or boycotts, could increase the cost or reduce the supply of apparel available to us and adversely affect our business, financial condition and results of operations. Although the quota system established by the Agreement on Textiles and Clothing was completely phased out for World Trade Organization countries effective January 1, 2005, there can be no assurances that restrictions will not be reestablished for certain categories in specific countries. We are unable to determine the impact of the changes to the quota system on our sourcing operations, particularly in China. Our sourcing operations may be adversely affected by trade limits or political and financial instability resulting in the disruption of trade from exporting countries, significant fluctuation in the value of the U.S. dollar against foreign currencies, restrictions on the transfer of funds and/or other trade disruptions.

OUR INTERNATIONAL OPERATIONS AND THE OPERATIONS OF OUR MANUFACTURERS AND SUPPLIERS IN CHINA ARE SUBJECT TO ADDITIONAL RISKS THAT ARE BEYOND OUR CONTROL AND THAT COULD HARM OUR BUSINESS.

         All of our glove products are manufactured by two manufacturers operating in China and Indonesia. Our specialty apparel products are currently manufactured in the United States and Mexico. We may in the future use offshore manufacturers for all or some of these products. In addition, approximately 5% of our fiscal 2005 net revenues were generated through international sales and we plan to increase our sales to international markets in the future. As a result of our international manufacturing and sales, we are subject to additional risks associated with doing business abroad, including:

         o political unrest, terrorism and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured;

         o        difficulties  in  managing   foreign   operations,   including
                  difficulties   associated   with   inventory   management  and
                  collection on foreign accounts receivable;

         o        dependence on foreign distributors and distribution networks;

         o currency exchange fluctuations and the ability of our Chinese manufacturers to change the prices they charge us based on fluctuations in the value of the US dollar relative to that of the Chinese Yuan;

         o the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards as well as restrictions on the transfer of funds;

         o        disruptions or delays in shipments;

         o changes in local economic and non-economic conditions and standards in which our manufacturers, suppliers or customers are located; and

         o        reduced   protection  for  intellectual   property  rights  in
                  jurisdictions outside the United States.

         These and other factors beyond our control could interrupt our manufacturers' production in offshore facilities, influence the ability of our manufacturers to export our products cost-effectively or at all, inhibit our and our unaffiliated manufacturer's ability to produce certain materials and influence our ability to sell our products in international markets, any of which could have an adverse effect on our business, financial conditions and operations.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

         We rely in part on patent, trade secret, trade dress and trademark law to protect our rights to certain aspects of our products, including product designs, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks, all of which we believe are important to the success of our products and our competitive position. There can be no assurance that any of our pending patent or trademark applications will result in the issuance of a registered patent or trademark, or that any patent or trademark granted will be effective in thwarting competition or be held valid if subsequently challenged. In addition, there can be no assurance that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, that our proprietary information will not become known to competitors, that we can meaningfully protect our rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights. We could be required to devote substantial resources to enforce our patent and protect our intellectual property, which could divert our resources and result in increased expenses. In addition, an adverse determination in litigation could subject us to the loss of our rights to a particular patent or other intellectual property, could require us to grant licenses to third parties, could prevent us from manufacturing, selling or using certain aspects of our products or could subject us to substantial liability, any of which could harm our business.

WE MAY BECOME SUBJECT TO LITIGATION FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         Others may initiate claims against us for infringing on their intellectual property rights. We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation, we may be required to pay damages, including punitive damages. In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us. We also may be required to cease offering the affected products while a determination as to infringement is considered. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business and cause our stock price to decline.

WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED, EXPERIENCED, HIGHLY SKILLED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE IMPLEMENTATION OF OUR BUSINESS PLAN.

         Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Eduard Jaeger and the other members of our senior management team. We do not have long-term employment agreements with any of the members of our senior management team, each of whom may voluntarily terminate his employment with us at any time. Following any termination of employment, these employees would not be subject to any non-competition covenants. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

OUR SENIOR MANAGEMENT'S LIMITED RECENT EXPERIENCE MANAGING A PUBLICLY TRADED COMPANY MAY DIVERT MANAGEMENT'S ATTENTION FROM OPERATIONS AND HARM OUR BUSINESS.

         Our management team has relatively limited recent experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

RISKS RELATING TO OUR INDUSTRY

IF WE ARE UNABLE TO RESPOND TO THE ADOPTION OF TECHNOLOGICAL INNOVATION IN OUR INDUSTRY AND CHANGES IN CONSUMER DEMAND, OUR PRODUCTS WILL CEASE TO BE COMPETITIVE, WHICH COULD RESULT IN A DECREASE IN REVENUE AND HARM OUR BUSINESS.

         Our future success will depend, in part, on our ability to keep up with changes in consumer tastes and our continued ability to differentiate our products through implementation of new technologies, such as new materials and fabrics. We may not, however, be able to successfully do so, and our competitors may be able to produce designs that are more appealing, implement new technologies or innovations in their design, or manufacture their products at a much lower cost. These types of developments could render our products less competitive and possibly eliminate any differentiating advantage in design and materials that we might hold at the present time.

WE ARE SUSCEPTIBLE TO GENERAL ECONOMIC CONDITIONS, AND A DOWNTURN IN OUR INDUSTRIES OR A REDUCTION IN SPENDING BY CONSUMERS COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         The apparel industry in general has historically been characterized by a high degree of volatility and subject to substantial cyclical variations. Our operating results will be subject to fluctuations based on general economic conditions, in particular conditions that impact consumer spending and construction and industrial activity. A downturn in the construction, industrial or housing sectors could be expected to directly and negatively impact sales of protective gear to workers in these sectors, which could cause a decrease in revenue and harm our sales.

         Difficult economic conditions could also increase the risk of extending credit to our retailers. In the event we enter into a factoring relationship, a customer's financial problems would limit the amount of customer receivables that we could assign to such factor on the receivables, and could cause us to assume more credit risk relating to those assigned receivables or to curtail business with that customer.

GOVERNMENT REGULATION AND SUPERVISION

         Any negative changes to international treaties and regulations such as the North American Free Trade Agreement (or NAFTA) and to the effects of international trade agreements and embargoes imposed by such entities such as the World Trade Organization which could result in a rise in trade quotas, duties, taxes and similar impositions or which could limit the countries from whom we can purchase our fabric or other component materials, or which could limit the countries where we might market and sell our products, could have an adverse effect on our business.

         Any changes in regulation by the Federal Trade Commission (or FTC) with respect to labeling and advertising of our products could have an adverse affect on our business. The FTC requires apparel companies to provide a label clearly stating the country of origin of manufacture and the company's apparel registration number and a second label stating washing instructions for the product. A change in these requirements could add additional cost to the production of our products, though we do not believe that this additional cost would be material, especially in relation to the cost of producing our products.

RISKS RELATING TO OUR COMMON STOCK

THERE IS A LIMITED TRADING MARKET FOR OUR COMMON STOCK AND A MARKET FOR OUR STOCK MAY NEVER DEVELOP OR SUSTAINED, WHICH WILL ADVERSELY AFFECT THE LIQUIDITY OF OUR COMMON STOCK AND COULD CAUSE OUR MARKET PRICE TO DECLINE.

         Although prices for our shares of common stock are quoted on NASDAQ's Over-the-Counter Bulletin Board (under the symbol ICPW.OB), there is no established public trading market for our common stock, and no assurance can be given that a public trading market will develop or, if developed, that it will be sustained.

         Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our common stock. As a result of the lack of trading activity, the quoted price for our common stock on the Over-the-Counter Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders of our common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

IF AND WHEN A TRADING MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND YOU MAY BE UNABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

         o        quarterly variations in our revenues and operating expenses;

         o developments in the financial markets, apparel industry and the worldwide or regional economies;

         o announcements of innovations or new products or services by us or our competitors;

         o announcements by the government that affect international trade treaties;

         o fluctuations in interest rates and / or the asset backed securities market;

         o significant sales of our common stock or other securities in the open market;

         o        variations in interest rates; and

         o        changes in accounting principles.

         In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company's securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL.

         Upon the effectiveness of the registration statement covering the securities offered by this prospectus, up to 27,117,720 shares of common stock will become eligible for sale. The sale of these shares could depress the market price of our common stock. Sales of a significant number of shares of our common stock in the open market could harm the market price of our common stock. A reduced market price for our shares could make it more difficult to raise funds through future offering of common stock.

         Moreover, as additional shares of our common stock become available for resale in the open market (including shares issued upon the exercise of our outstanding warrants), the supply of our publicly traded shares will increase, which could decrease its price. Gemini and other stockholders that funded the purchase and cancellation of shares from our former stockholders have demand registration rights with respect to the resale of 3,489,444 shares they received in connection with the purchase and cancellation transaction completed immediately before the closing of the merger with Ironclad California. Brean Murray, the placement agent in the private placement completed on May 9, 2006, also has demand rights with respect to the resale of its shares of common stock and common stock underlying warrants. The resale of these shares may be registered subsequently pursuant to these demand registration rights.

         In addition, 8,536,953 of the 27,117,720 shares offered by this prospectus are subject to restrictions on transfer set forth in lock-up agreements with holders of these shares. These include 6,497,509 shares of common stock and common stock underlying warrants that were issued in connection with the merger with Ironclad California to former holders of preferred stock of Ironclad California and warrants to purchase preferred stock of Ironclad California, and 2,039,444 shares acquired in connection with the purchase and cancellation transaction completed immediately before our merger with Ironclad California. Under our lock-up agreements with holders of 6,497,509 shares issued in exchange for preferred stock and warrants to purchase preferred stock of Ironclad California, the shares will only be released from restriction on the first anniversary of the effective date of our merger with Ironclad California. Our lock-up agreements with holders of 2,039,444 shares of our common stock acquired in connection with the purchase and cancellation transaction restrict the resale of these shares until the first anniversary of the effective date of the merger, but provide for the termination of restrictions with respect to a limited number of shares at various times before the one-year anniversary date. We, with the consent of the placement agents in the private placement financing completed concurrently with the merger, may also elect to waive the lock-up agreement restrictions as to certain shares. The release of shares from lock-up agreements may have a negative impact on our stock price if such released shares are sold by their holders.

         Some of our shares may also be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares. In general, a person who has held restricted shares for a period of one year may, upon filing with the Securities and Exchange Commission (or SEC) a notification on Form 144, sell into the market shares up to an amount equal to 1% of the outstanding shares. The resale of the 3,489,444 shares held by Gemini and the stockholders who acquired shares in connection with the purchase and cancellation transaction completed immediately before the merger with Ironclad California may be registered as discussed above, but these shares also may currently be eligible for sale under Rule 144. The resale of these shares under Rule 144 may cause our stock price to decline.

THE SALE OF SECURITIES BY US IN ANY EQUITY OR DEBT FINANCING COULD RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR EARNINGS.

         Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders' stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

         The trading of our common stock on the Over-the-Counter Bulletin Board and the potential designation of our common stock as a "penny stock" could impact the trading market for our common stock.

         Our securities, as traded on the Over-the-Counter Bulletin Board, may be subject to SEC rules that impose special sales practice requirements on broker-dealers who sell these securities to persons other than established customers or accredited investors. For the purposes of the rule, the phrase

"accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction before the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefore.

         In addition, the SEC has adopted a number of rules to regulate "penny stock" that restrict transactions involving these securities. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. "Penny stocks" generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities.

         Stockholders should be aware that, according to SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR COMMON STOCK.

         We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER US AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

         Our officers, directors and principal stockholders (greater than 5% stockholders) collectively control approximately 22% of our outstanding common stock. As a result, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

ANTI-TAKEOVER PROVISIONS MAY LIMIT THE ABILITY OF ANOTHER PARTY TO ACQUIRE US, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

         Our Articles of Incorporation, as amended, our by-laws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         o our inability to raise additional funds to support operations and capital expenditures;

         o our inability to achieve greater and broader market acceptance in existing and new market segments;

         o our inability to successfully compete against existing and future competitors;

         o        our reliance on manufacturers and suppliers;

         o        disruptions in the supply chain;

         o        our inability to protect our intellectual property rights; and

         o        other factors  discussed  under the headings  "Risk  Factors,"
                  "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

                   CORPORATE BACKGROUND AND MERGER TRANSACTION

CORPORATE HISTORY

         Our company was originally incorporated under the laws of Canada on June 6, 2003 under the name of Europa Trade Agency Ltd., and reincorporated in Nevada on May 26, 2004. Until September 14, 2005, we were a development stage international trade and distribution company. We were in the business of marketing and distributing products developed and manufactured by other companies. We sought distribution agreements with manufacturers of products for which we believed there was a ready market in areas readily accessible to us.

         Our  efforts  to  market  our  primary   products  were   unsuccessful.
Therefore, in September 2005, we determined that we could not sustain our operations and discontinued operations under our initial business plan. After this time, we existed as a "shell company" with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

MERGER WITH IRONCLAD CALIFORNIA

         On April 20, 2006, we entered into an Agreement and Plan of Merger with Ironclad Performance Wear Corporation, a California corporation (or Ironclad California), and Ironclad Merger Corporation, a California corporation and our wholly-owned subsidiary that was formed to facilitate the acquisition of Ironclad California. On May 9, 2006, the merger with Ironclad California closed, Ironclad California became our wholly-owned subsidiary, and we changed our name to Ironclad Performance Wear Corporation. At the effective time of the merger, we issued shares of our common stock to the stockholders of Ironclad California in exchange for 100% ownership of Ironclad California. Additionally, we assumed options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by Ironclad California.

THE SHARE CANCELLATION AND PURCHASE AGREEMENTS

         In connection with the merger with Ironclad California, a group of third party purchasers funded the purchase and cancellation of shares held by our company's former stockholders. Pursuant to the terms of the cancellation agreement between us and these purchasers, immediately before the merger with Ironclad California, we canceled shares of our common stock held by our former sole officer and director, Thomas Lamb, and one of our former principal stockholders, Craig Lamb. Thomas Lamb and Craig Lamb received cash remuneration of $349,413 from the investor group for cancellation of their shares.

         At the time of the payment and share cancellation, the same group of purchasers also purchased approximately 90% of our then outstanding common stock from our other former stockholders. Under the terms of a share purchase and escrow agreement between the purchasers and these former stockholders, the holders of the purchased shares received $765,938 as consideration for the transfer of their shares to these purchasers.

         Gemini Partners, Inc. (or Gemini), was a consultant to Ironclad California and part of the group of purchasers that agreed to fund the cancellation and purchase of shares from our former stockholders. As compensation for services rendered in connection with these transactions, Gemini and certain of its affiliates received a portion of the shares of our common stock that was purchased from our former stockholders by these purchasers as compensation for services provided to the purchasers with respect to the merger.

         Immediately after the consummation of the cancellation and purchase transaction, we completed a 3.454895-for-1 forward stock split of our common stock and increased the authorized number of our shares of authorized common stock to 172,744,750. After completion of the purchase and cancellation transaction, but immediately before consummation of the merger with Ironclad California and the private placement financing that closed concurrently with the merger, 3,489,444 shares of our common stock were outstanding, including
1,200,000 shares held by Gemini and its affiliates. Immediately after the closing of the merger, and without taking into account the private placement financing that we completed concurrently with the merger, we had 19,858,404 outstanding shares of common stock, options to purchase 2,588,314 shares of common stock and warrants to purchase 2,817,416 shares of common stock.

PRIVATE PLACEMENT FINANCING

         Immediately following the closing of the merger with Ironclad California, we received gross proceeds of approximately $7.3 million in a private placement transaction with institutional investors and other high net worth individuals. Pursuant to our subscription agreements with these investors, we sold 9,761,558 investment units, at $0.75 per investment unit. Each investment unit consists of one share of our common stock, and a five year non-callable warrant to purchase three-quarters of one share of our common stock, at an exercise price of $1.00 per share. After commissions and expenses, we received net proceeds of approximately $6.1 million in the private placement.

         We agreed to file with the Securities and Exchange Commission (or SEC) a registration statement covering the resale of the common stock and the common stock underlying the warrants sold in the private placement financing within 45 days after the closing of the merger.

         Brean Murray Carret & Co. (or Brean Murray) and GP Group LLC, an affiliate of Gemini, acted as co-placement agents in connection with the private placement financing. For their services as placement agent, we paid Brean Murray a fee equal to 6%, or approximately $439,271 of the gross proceeds from the financing. We also paid for the out-of-pocket expenses incurred by Brean Murray and Gemini in the amount of $75,000. In addition, we issued to Brean Murray, warrants to purchase 390,464 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 292,848 shares of our common stock at an exercise price of $1.00 per share (the "Placement Agent Warrants"). The warrants are immediately exercisable and have a term of 5 years.

         As consideration for services rendered by it, GP Group LLC received an aggregate amount equal to 4% of the funds raised in the private placement financing. In addition, Ironclad California agreed to pay Gemini a monthly retainer fee for a period of six months for services rendered by Gemini in connection with the private placement financing and the merger transaction.

CERTAIN OTHER TRANSACTIONS RELATED TO THE MERGER

         WESTREC BRIDGE FINANCING

         In anticipation of the merger with us and the related private placement financing, Ironclad California received $500,000 through a bridge loan from Westrec Corporation pursuant to a loan agreement dated October 21, 2005. The principal and interest due on the loan was $501,778 at the time of the closing of the private placement financing, at which time it became due and payable according to its terms. The loan was repaid immediately upon closing out of the proceeds of the private placement financing. The loan agreement also required the issuance of a warrant to purchase 400,000 shares of our common stock at $0.56 per share. In addition, we issued to Westrec Corporation an additional warrant to purchase 100,000 shares of common stock at a price of $1.00 per share in settlement of a disagreement between Ironclad California and Westrec Corporation with respect to the operation of the anti-dilution provision in the loan agreement and to extend the Westrec bridge financing loan to the Company for up to thirty (30) days under the same terms and conditions. The exercise period for the warrants issued to Westrec Corporation expires five years from their respective issuance dates and the warrants carry piggyback registration rights.

         STOCKHOLDER BRIDGE FINANCING

         Ironclad California received $507,500 through the sale of investment units to a limited number of investors, including certain existing stockholders of Ironclad California. This bridge financing closed on March 8, 2006. Each investment unit in the financing was sold at a price of approximately $0.32, and was comprised of one share of common stock of Ironclad California and a warrant to purchase one share of our common stock, at an exercise price of $0.75 per share. Therefore, upon the closing of this financing, Ironclad California issued 1,568,337 shares of Ironclad California common stock, which, upon the closing of the merger with Ironclad California were converted into 676,667 shares of our common stock. At the closing of the merger, we issued to these investors warrants to purchase an aggregate of 1,568,337 shares of our common stock at $0.75 per share. We agreed to register the resale of common stock and common stock underlying warrants purchased in the bridge financing on substantially the same terms and limitations on which shares offered to investors in the private placement are registered, except that no liquidated damages will be payable to the investors in this bridge financing in connection with or due to any failure by us to file a registration statement, register the securities or cause the registration statement covering the securities to become effective.

REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS

         Under our subscription agreements with investors in the private placement financing that closed concurrently with the merger with Ironclad California, we agreed to file with the SEC a registration statement covering the resale of the common stock and the common stock underlying the warrants sold in the private placement financing within 45 days after the closing of the merger. The subscription agreements also require us to use our reasonable best efforts to obtain the effectiveness of the registration statement not later than 150 days after the closing of the private placement, subject to certain exceptions and limitations. If the effectiveness of the registration statement does not occur within 150 days after the closing of the private placement financing due to our failure to satisfy our obligations, we must pay liquidated cash damages to the investors in the offering in an aggregate amount equal to 0.0333% of the gross proceeds from the private placement financing for every day that elapses after the closing until the registration statement becomes effective. After the registration statement is declared effective, we are obligated to use our reasonable best efforts to maintain the effectiveness of the registration statement for a period of 24 months at our expense, except that investors may not be able to sell their shares under the registration statement during periods when we may be required to update the information contained in that registration statement under applicable securities laws. In addition, if the registration statement is not effective during this 24 month period, investors will have certain "piggyback" registration rights to include in registration statements filed by us during this period shares contained in investment units that the investors purchased in the private placement financing (including those underlying warrants), subject to certain exceptions and limitations as described in the subscription agreements.

         This prospectus relates to the resale of common stock and common stock underlying warrants issued in connection with the private placement financing that closed concurrently with the merger, as well as shares of our common stock:
(i) received by holders of preferred stock of Ironclad California in connection with the merger transaction; (ii) purchasable under Ironclad California warrants to purchase preferred stock of Ironclad California that were assumed by us pursuant to the terms of our merger agreement and converted into warrants to purchase shares of company common stock; (iii) purchasable under the warrants issued to the placement agents in the private placement financing; and (iv) purchasable under warrants issued by us under the terms of the bridge financing transactions with Westrec Corporation and the stockholders of Ironclad
California. Pursuant to our obligations under the subscription agreements between us and the investors in the private placement financing, we filed with the SEC a registration statement on Form SB-2 with respect to the common stock offered by this prospectus.

         We also agreed to give the holders of our common stock who became holders upon consummation of the above-described share purchase and cancellation transactions certain demand rights with respect to the resale of the shares held by them and the shares underlying the warrants issued to the placement agents. The resale of these shares may be registered subsequently pursuant these demand registration rights to the extent they are not included in the registration statement covering the resale of common stock sold in the private placement financing.

         As a condition to including their shares in the registration statement, each of the former holders of preferred stock of Ironclad California are required to enter into lock-up arrangements with respect to (a) the shares of our common stock received by them in the merger; and (b) the shares issuable upon the exercise of warrants that we issued in the merger transaction in exchange for previously outstanding warrants of Ironclad California. In addition, we entered into lock-up arrangements with certain shares held by holders of our common stock immediately before the closing of the merger. Pursuant to these various lock-up arrangements, 8,536,953 shares of our common stock will be released from restriction on the first anniversary of the effective date of the merger, subject to certain exceptions described in our lock-up agreement with the holders of up to 2,039,444 of shares of our common stock issued and outstanding before the closing of the merger. We, with the consent of the placement agents, also may elect to waive the restrictions under these lock-up arrangements as to certain shares.

RESULT OF THE MERGER AND PRIVATE PLACEMENT TRANSACTIONS

         Upon completion of the merger, and after the closing of the private placement financing, the former stockholders of Ironclad California and the investors in the private placement financing owned in the aggregate 26,130,548 shares of our common stock, or approximately 88% of our issued and outstanding shares of common stock. Our stockholders immediately before the closing of the merger and private placement financing retained approximately 12% of our outstanding common stock (or 3,489,444 shares of our common stock) immediately after completion of these transactions.

         Except for the merger agreement with Ironclad California and the transactions contemplated by that agreement, neither Ironclad California, nor the directors and officers of Ironclad California serving before the consummation of the merger, had any material relationship with us.

         Pursuant to the merger agreement, our former sole director and executive officer, Thomas Lamb, resigned as a director and executive officer of our company effective as of the closing of the merger, and the directors and officers of Ironclad California were appointed to serve as directors and officer of our company.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares to be offered by the selling stockholders. The proceeds from the sale of each selling stockholder's common stock will belong to that selling stockholder.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

COMMON STOCK

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "ICPW.OB". Before May 9, 2006, our common stock was quoted under the symbol "EUTA.OB" but no trading market existed for our stock at any time before May 9, 2006. On May 10, 2006, following the completion of our merger with Ironclad California, our stock began trading under its new symbol "ICPW.OB." During the period from May 10, 2006 through August 22, 2006, the high and low bid prices of our common stock were $2.56 and $0.90, respectively, and total of 473,190 shares of our common stock traded during this period. On August 22, 2006, the closing sales price of our common stock, as reported on the Over-The-Counter Bulletin Board, was $0.96 per share. The information concerning our common stock reflects the 3.454895-for-1 forward stock split of our common stock that took effect on May 9, 2006. This information for our common stock was determined from sporadic quotations on the Over-the-Counter Bulletin Board. The foregoing quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         As of August 22, 2006, there were approximately 140 record holders of our common stock. Our transfer agent is Pacific Stock Transfer Company, Las Vegas, NV.

DIVIDENDS

         We have not paid or declared cash distributions or dividends on our common stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain all earnings, if and when generated, to finance our operations. The declaration of cash dividends in the future will be determined by the board of directors based upon our earnings, financial condition, capital requirements and other relevant factors.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

         THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING THE OPERATING RESULTS, FINANCIAL CONDITION AND LIQUIDITY AND CASH FLOWS OF IRONCLAD CALIFORNIA FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005, AND FOR THE FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004. THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS AND OTHER INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IF ANY. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED UPON JUDGMENTS CONCERNING VARIOUS FACTORS THAT ARE BEYOND OUR CONTROL. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS," AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

         We are a leading designer and manufacturer of branded performance workwear. Founded in 1998, we have grown and leveraged our proprietary technologies to produce job-specific gloves and apparel that are designed to significantly improve the wearer's ability to safely and efficiently perform general to highly specific job functions. We have built and continue to augment our reputation among professionals in the construction and industrial service industries with products specifically designed for individual tasks or task types. Utilizing our brand equity, we are currently expanding our product line into specialty apparel (e.g. long and short sleeved shirts, pants and jackets) also designed to enhance the wearer's comfort and performance. We believe that our dedication to quality and durability and focus on our client needs has created a high level of brand loyalty and has solidified substantial brand equity.

         We plan to increase our domestic revenues by leveraging our relationships with existing retail customers, expanding into Big Box retailers and increasing our product offerings in new and existing locations. Although the addition of retail locations by our largest customers does not always directly correlate to an increase in our net sales, as our products may not be carried in every such additional location, we believe our growth has been facilitated by our largest retail customers opening additional locations since our inception.

         We believe that our products will have international appeal. In 2005, we began selling products in Australia through an independent distributor, which accounted for less than 3% of total sales. We plan to increase net sales internationally by expanding our distribution into Canada and European countries during the fiscal year ending December 31, 2006.

         Our historical operations before May 9, 2006 reflect only the operations of Ironclad Performance Wear Corporation, a California corporation (or Ironclad California). Before May 9, 2006, we existed as a "shell company" with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merger. On May 9, 2006, we consummated a merger transaction in which we acquired all of the shares of Ironclad California. Concurrently with the closing of the merger we completed a private placement financing and certain other transactions related to the merger. Upon completion of the merger and the private placement financing, Ironclad California became our wholly-owned subsidiary, and the former stockholders of Ironclad California and the investors in the private placement financing received in the aggregate 26,130,548 shares of our common stock, or approximately 88% of our issued and outstanding shares of common stock. Ironclad California was formed and commenced its business in 1998. Our merger with Ironclad California was accounted for as a reverse merger with Ironclad California deemed to be the accounting acquirer, and us the legal acquirer.

GENERAL

         Net sales are comprised of gross sales less returns and cash discounts. Our operating results are seasonal, with a greater percentage of net sales being earned in the third and fourth quarters of our fiscal year due to the fall and winter selling seasons.

         Cost of goods sold consists primarily of product costs, inbound freight and duty costs, handling costs to make products floor-ready to customer specifications and a reserve for inventory obsolescence.

         Our operating expenses consist primarily of marketing costs, non-marketing payroll and related costs, corporate infrastructure costs and our distribution facility costs. We expect that our operating expenses will decrease as a percentage of net sales if we are able to increase our net sales through expansion and growth. We expect this reduction in operating expenses to be offset by investment in sales and marketing to achieve brand growth, the development of new product lines, and the increased costs of operating as a public company.

         Historically, we have funded our working capital needs primarily through our existing asset-based credit facility along with subordinated debt. In 2005, we completed an equity financing, the proceeds of which were used to extinguish certain subordinated debt.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2006 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2005

         NET SALES increased $286,799, or 9.4%, to $3,329,134 for the six months ended June 30, 2006 from $3,042,335 for the corresponding period in 2005. This increase was primarily due to increased sales of approximately $275,000 and $231,000 resulting from the addition of a new major home center retailer in the United States and the launch of our apparel line, respectively, partially offset by lower sales of approximately $219,000 due to a decrease in sales through existing distributors. No customer accounted for more than 10% of net sales during the six months ended June 30, 2006. We expect the overall trend of increased sales through new distribution in the United States and development of our apparel line to continue as we penetrate new distribution channels, expand our product offering and increase spending on sales and marketing of our products.

         GROSS PROFIT decreased $212,913 to $1,288,401 for the six months ended June 30, 2006 from $1,501,314 for the six months ended June 30, 2005. Gross profit as a percentage of net sales, or gross margin, decreased 10.6% to 38.7% in first six months of 2006 from 49.3% in the same period of 2005. The decrease in gross margin was mainly attributable to a shift in product mix due in part to the start up of international and apparel sales, reduced pricing on the core line, and an increase in in-bound transportation costs, including air freight, between the comparative periods. This decrease in gross margin was partially offset by reduced product costs due to better pricing from our manufacturers.

         OPERATING EXPENSES increased $801,108, or 44.2%, to $2,614,250 for the first six months of 2006 from $1,813,142 in the first six months of 2005. As a percentage of net sales, operating expenses increased 18.9% to 78.5% for the first six months of 2006 from 59.6% in the same period of 2005. The increased spending was primarily due to increased costs associated with implementing brand development initiatives, including NASCAR sponsorship and increased print and Co-Op advertising of approximately $50,000 and 154,000, respectively; expenses associated with the launch of our apparel line of approximately $69,000; expenses associated with our status as public company costs of approximately $113,000; professional fees of approximately $75,000, and increased compensation expense largely due to temporary labor and stock options of approximately $340,000. We expect increased spending on brand development initiatives and the development of our apparel line to continue as part of our strategy to increase sales. A portion of the costs related to the reverse merger and the associated private placement offering were recorded in the second fiscal quarter ended June 30, 2006 due to closing of these transactions on May 9, 2006. Compensation expense will continue to rise in line with programs to increase sales, which require increased staffing, and as additional stock options are granted as part of our compensation program.

         LOSS FROM OPERATIONS increased $1,014,021 or 325.2%, to $1,325,849 for the first six months of 2006 from $311,828 in first six months of 2005. Loss from operations as a percentage of net sales increased to 39.8% for the first six months of 2006 from 10.2% for the first six months of 2005. This increase was primarily the result of an increase in operating expenses.

         INTEREST EXPENSE increased $291,761 to $329,623 for the first six months of 2006 from $37,862 in the same period of 2005. The increase was primarily due to the addition of the short term financing with Westrec Capital Partners, the finance costs associated with the warrants attached to this loan, plus the amortization of the loan acquisition costs associated with this debt, partially offset by reduced interest rates on the bank lines of credit.

         INTEREST INCOME increased $16,013 for the first six months of 2006 from $-0- in the corresponding period of 2005. Interest income is a direct result of invested funds generated by the private equity funding completed concurrent with the merger on May 9,2006.

         OTHER INCOME (EXPENSE) net was $2,181 for the first six months of 2006 as compared with $26,806 in the first six months of 2005.

         NET LOSS increased $3,768,236 to $4,091,096 for the first six months of 2006 from $322,860 for the first six months of 2005, as a result of the combination of each of the factors discussed above.

YEAR ENDED DECEMBER 31, 2005 COMPARED WITH YEAR ENDED DECEMBER 31, 2004

         NET SALES increased $1,027,724, or 17%, to $7,199,023 in the year ended December 31, 2005 from $6,171,299 for the corresponding period in 2004. This increase was primarily due to increased sales through multiple new distributors in the United States and the launch of our apparel line.

         GROSS PROFIT increased $145,384 to $3,155,284 in Fiscal 2005 from $3,009,900 for Fiscal 2004. Gross profit as a percentage of net sales, or gross margin, decreased 5.0% to 43.8% in Fiscal 2005 from 48.8% in Fiscal 2004. The decrease in gross margin was mainly attributable to a shift in product mix due in part to the start up of international and apparel sales, reduced pricing on the core line, and an increase in in-bound transportation costs, including air freight, between the comparative periods. This reduction in gross margin was partially offset by reduced product costs due to better pricing from our manufacturers.

         OPERATING EXPENSES increased $927,108, or 28.8%, to $4,140,873 in Fiscal 2005 from $3,213,765 in Fiscal 2004. As a percentage of net sales, operating expenses increased 5.4% to 57.5% in Fiscal 2005 from 52.1% in Fiscal 2004. The increased spending was primarily due to increased costs associated with implementing brand development initiatives, including the hiring of a public relations firm and the attendance at additional trade shows, expenses associated with the launch of our apparel line, costs related to the merger completed on May 9, 2006 and the private placement completed concurrently with the merger, and increased compensation expense.

         LOSS FROM OPERATIONS increased $781,724 or 383.5%, to $985,589 in Fiscal 2005 from $203,865 in Fiscal 2004. Loss from operations as a percentage of net sales increased to 13.7% in Fiscal 2005 from 3.3% in Fiscal 2004. This increase was primarily the result of an increase in operating expenses.

         INTEREST EXPENSE decreased $131,845 to $97,839 in Fiscal 2005 from $229,684 in Fiscal 2004. The decrease was primarily due to the extinguishment of the convertible note in January 2005, eliminating both the stated and intrinsic interest, along with reduced interest rates on the bank lines of credit. In 2004, $113,626 of interest was booked, which represented the fair value of warrants attached to the convertible note to stockholder.

         OTHER INCOME (Expense) net was $3,972 in Fiscal 2005 as compared with $1,950 in Fiscal 2004.

         NET LOSS increased $647,857 to $1,080,256 in Fiscal 2005 from $432,399 in Fiscal 2004, as a result of the combination of each of the factors discussed above.

SEASONALITY AND QUARTERLY RESULTS

         Our business generally shows an increase in sales during the third and fourth quarters due primarily to a consistent increase in the sale of our winter glove line during this period. We typically generate 55% - 60% of our net sales during these months. Management has yet to determine whether our apparel line will affect the seasonality of our overall business.

         Our working capital, at any particular time, reflects the seasonality of our business. We expect inventory, accounts payable and accrued expenses to be higher in the third and fourth quarters in preparation for our winter selling season.

LIQUIDITY AND CAPITAL RESOURCES

         Our cash requirements are principally for working capital. Our need for working capital is seasonal, with the greatest requirements from July through the end of October each year as a result of our inventory build-up during this period for our fall and winter selling seasons. Historically, our main sources of liquidity have been borrowings under our existing revolving credit facility, the issuance of subordinated debt and the sale of equity.

         OPERATING ACTIVITIES. In fiscal 2005, cash used in operating activities was $510,222 and consisted of a net loss of $1,080,256, decreased by non-cash items of $112,549 and by $457,485 in cash provided by operating assets and liabilities. Operating assets and liabilities consisted primarily of decreases in inventory of $490,205 and in deposits on inventory of $91,548 and increases in accounts payable and accrued expenses of $795,299, partially offset by an increase in accounts receivable of $845,575, prepaid expenses of $35,940, deposits of $22,254 and loan costs of $15,798.

         In Fiscal 2004, cash provided by operating activities was $154,552 and consisted of a net loss of $432,399, increased by non-cash items of $188,371 and by $398,580 in cash provided by operating assets and liabilities. Operating assets and liabilities consisted primarily of decreases in accounts receivable of $282,789, inventory of $274,271 and reserve due from factor of $209,108, partially offset by an increase in deposits on inventory of $75,029 and a decrease in accounts payable and accrued expenses of $289,535.

         In the first six months of 2006, cash used in operating activities was $1,964,049 and consisted primarily of a net loss of $4,091,096, reduced by non-cash items of $3,046,967 and an increase in inventory of $1,371,554, decreases in accounts receivable of $660,610 and deposits on inventory of $300,277, and decreases in accounts payable and accrued expenses of $515,947. In the first six months of 2005, cash provided by operating activities was $323,131 and consisted of a net loss of $322,860, reduced by non-cash items of $45,395, a decrease in accounts receivable of $21,041, an increase in inventory of $175,175, deposits on inventory of $177,092 and prepaid expenses of $31,401, and an increase in accounts payable and accrued expenses of $195,887.

         INVESTING ACTIVITIES. During Fiscal 2005 and 2004, investing activities were primarily the result of capital expenditures, mainly for computer equipment and trademark applications. Cash used in investing activities decreased $11,693 to $33,498 for Fiscal 2005 from $45,191 in Fiscal 2004. During the first six months of 2006 and 2005, investing activities were primarily the result of capital expenditures, mainly for computer equipment and trademark applications. Cash used in investing activities increased $43,337 for thesix months ended June 30, 2006 from $16,493 for the corresponding period in 2005.

         FINANCING ACTIVITIES. Financing activities during Fiscal 2005 consisted primarily of our net borrowing under our existing asset-based credit facility, proceeds from the issuance of convertible note payable, proceeds from the issuance of common stock, proceeds from the exercise of warrants, financing provided by a captial lease and payments on subordinated debt. Cash used in financing activities increased $91,217 to $210,591 for Fiscal 2005 from $119,374 for Fiscal 2004. The increase in cash provided by financing activities was due to increased proceeds from the issuance of convertible note payable and common stock, the exercise of warrants, increased proceeds from bank lines of credit, and was partially offset by payments made to extinguish notes payable.

         Financing activities during the first six months of 2006 consisted primarily of our net borrowing, and subsequent payoff, under our existing asset-based credit facility, payoff of an existing note payable, proceeds from the issuance of common stock, financing provided by a capital lease, and the completion of our merger and associated financing on May 9, 2006. Cash provided by financing activities increased $5,181,310 for 2006. Cash used in financing activities was $703,061 in 2005. The increase in cash provided by financing activities was due to proceeds from the issuance of common stock of $507,500, the completion of the merger related equity financing of $6,036,738 (net of $1,284,453 in offering costs), and was offset by payments made on our bank lines of credit of $861,612, outstanding note payable of $500,000, and payments on a capital lease of $1,316.

         We believe that our cash flows from operations and borrowings available to us under our senior secured credit facility, together with the net proceeds from the private placement completed on May 9, 2006, will be adequate to meet our liquidity needs and capital expenditure requirements for at least the next 18 months.

         Our ability to access these sources of liquidity may be negatively impacted by a decrease in demand for our products and the requirement that we meet certain borrowing conditions under our senior secured credit facility, as well as the other factors described in "Risk Factors."

CREDIT FACILITIES

         In 2003, we maintained a factoring agreement with our third party bank whereby we assigned certain of our accounts receivables with full recourse. This facility allowed us to borrow 75% against eligible accounts receivable, up to $1,000,000, while maintaining a funded reserve equal to 25% of the outstanding accounts receivable. All of our assets secured amounts borrowed under the terms of this agreement and were personally guaranteed by an officer of the company. Interest on outstanding balances accrued at 18% per annum and matured in February 2004. In March 2004, we renewed this factoring agreement with an amended interest rate of 15%.

         In May 2004, we modified our arrangement with the bank from a funded reserve basis to a net funds employed basis (asset based). All other terms remained the same. In March 2005, we renewed our credit facility with the bank at an interest rate of prime plus 3%. The renewed credit facility did not contain any financial covenants and matured on May 30, 2006. Proceeds from the private placement completed on May 9, 2006, were used to repay the balance on the loan facility.

         Through May 2005 we also maintained a $250,000 revolving line of credit with our senior secured lender. We were eligible to borrow 30% against our eligible inventory, up to $250,000. Amounts borrowed under the terms of this agreement were secured by all of our assets, and were personally guaranteed by an officer of the company. Interest on outstanding loan balances under our revolving line of credit accrued at the same interest rates as our senior secured loan facility and also matured in May 2006. Proceeds from the private placement completed on May 9, 2006, were used to repay the balance on the loan facility.

         On September 15, 2006 we entered into a new factoring agreement with Wells Fargo Century, Inc. whereby we assigned certain of our accounts receivables with full recourse. This facility allows us to borrow 85% against eligible accounts receivable, up to $3,000,000. All of our assets secure amounts borrowed under the terms of this agreement. Interest on outstanding balances accrues at the prime rate announced from time to time by Wells Fargo Bank N.A. (or such other bank as Wells Fargo Century, Inc. shall select in its discretion) as its "prime" or base rate for commercial loans and the agreement has an initial term of twenty-four (24) months.

SUBORDINATED DEBT

         On January 1, 2003, we had a convertible promissory note that was payable to our majority stockholder, bearing interest at the rate of 9% per annum and secured by all assets of the company. This note expired in August 2003, and the accrued interest of $174,452 was used by the stockholder to exercise warrants to purchase 984,750 shares of common stock in a cashless transaction while the principle amount of $505,437 was rolled into a new note on December 31, 2003. The interest rate on the new note was 8% per annum and also secured by all assets of the company. The outstanding balance of this note was $413,210 at December 31, 2004. This note was paid in full in January 2005.

         In connection with this note, we issued a five year warrant exercisable into 218,073 shares of our common stock at a per share exercise price of $0.23 valued at $146,577 and a five year warrant exercisable for 120,451 shares of our common stock at a per share exercise price of $0.35 valued at $80,960. These warrants remained outstanding at December 31, 2004, and December 31, 2005.

         In October 2005, we issued a promissory note in the principal amount of $500,000 to Westrec Capital Partners, LLC in exchange for $500,000 in order to fund inventory purchases for the apparel launch along with the costs associated with the merger transaction completed on May 9, 2006. The note accrues interest at a rate equal to (a) the highest prime rate of interest per annum published in the Money Rate Table of the Western Edition of The Wall Street Journal, as adjusted on a daily basis, plus eight and one-quarter percent (8.25%) per annum, or (b) 15.00% per annum, in either case compounded annually. The note was set to mature on the earlier to occur of (a) April 21, 2006 or (b) the date on which Ironclad has received an aggregate of $500,000 from the sale(s) of its equity securities in one or a series of transactions. The company received a 30 day extention of the April 21, 2006 maturity date. Proceeds from the private placement completed on May 9, 2006, were used to retire the note.

OFF-BALANCE SHEET ARRANGEMENTS

         We currently do not have any off-balance sheet arrangements or financing activities with special purpose entities.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. To prepare these financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities. These estimates also affect our reported revenues and expenses. On an ongoing basis, Management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation. Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

REVENUE RECOGNITION

         Under our sales model, a customer is obligated to pay us for products sold to it within a specified number of days from the date that title to the products is transferred to the customer. Our standard terms are typically net 30 days from the transfer of title to the products to a customer. We typically collect payment from a customer within 30 to 45 days from the transfer of title to the products to a customer. Transfer of title occurs and risk of ownership passes to a customer at the time of shipment or delivery, depending on the terms of our agreement with a particular customer. The sale price of our products is substantially fixed or determinable at the date of sale based on purchase orders generated by a customer and accepted by us. A customer's obligation to pay us for products sold to it is not contingent upon the resale of those products. We recognize revenue at the time product is delivered to a customer.

INVENTORY OBSOLESCENCE ALLOWANCE

         We review the inventory level of all products quarterly. For all items that have been in the market for one year or greater, we consider inventory levels of greater than one year's sales to be excess. Products that are no longer part of the current product offering are considered obsolete. The potential for re-sale of slow-moving and obsolete inventories is based upon our assumptions about future demand and market conditions. The recorded cost of obsolete inventories is then reduced to zero and a reserve is maintained for slow moving products. Both the write down and reserve adjustments are recorded as charges to cost of goods sold. For the six months ending June 30, 2006 we increased our inventory reserve by $10,000 and recorded a corresponding increase in cost of goods sold. Our inventory reserve balance as of June 30, 2006 was $42,000. For 2005 we increased our inventory reserve to $32,000 and recorded a corresponding increase in cost of goods sold of approximately $10,000. For 2004 we did not adjust our inventory reserve as we considered it adequate at $21,895. All adjustments for obsolete inventory establish a new cost basis for inventory as we believe such reductions are permanent declines in the market price of our products. Generally, obsolete inventory is sold to companies that specialize in the liquidation of these items or contributed to charities, while we continue to market slow-moving inventories until they are sold or become obsolete. As obsolete or slow-moving inventory is sold or disposed of, we reduce the reserve. During 2005 and 2004, we sold inventories previously reserved for and accordingly reduced the reserve by approximately $9,000 and $10,000, respectively. For the first six months of 2006 and 2005, gains recorded as a result of sales of obsolete inventory above the reserved amount were $210 and $360, respectively, and were not significant to our results of operations accounting for a small fraction of our total net sales. Although we have no specific statistical data on this matter, we believe that our practices are reasonable and consistent with those of our industry.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our current customers consist of large national, regional and smaller independent customers with good payment histories with us. Since we have not experienced any previous payment defaults with any of our current customers, our allowance for doubtful accounts is minimal. We perform periodic credit evaluations of our customers and maintain allowances for potential credit losses based on management's evaluation of historical experience and current industry trends. If the financial condition of our customers were to deteriorate, resulting in the impairment of their ability to make payments, additional allowances may be required. New customers are evaluated through Dun & Bradstreet before terms are established. Although we expect to collect all amounts due, actual collections may differ.

VALUATION OF DERIVATIVE INSTRUMENTS

         SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date in accordance with EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" to determine whether they should be considered a derivative liability and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes-Merton Option Pricing Formula (the "Black Scholes Model"). At each period end, or when circumstances indicate that the Company reevaluate the accounting for the derivative liability, derivative liabilities are adjusted to reflect changes in fair value, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives.

PRODUCT RETURNS

         The company has a warranty policy that covers defects in workmanship. We allow our customers to return damaged or defective products to us following a customary return merchandise authorization process. We also allow for some stock adjustments returns, typically for new customers, whereby the customer is given the opportunity to `trade out' of a style of product that does not sell well in their territory, usually in exchange for another product, again following the customary return merchandise authorization process. For both types of returns we utilize actual historical return rates to determine our allowance for returns in each period. Gross sales is reduced by estimated returns. We record a corresponding accrual for the estimated liability associated with the estimated returns. This estimated liability is based on the gross sales of the products corresponding to the estimated returns. This accrual is offset each period by actual product returns.

         Our current estimated future warranty product return rate is approximately 1.0% and our current estimated future stock adjustment return rate is approximately 0.5%. As noted above, our return rate is based upon our past history of actual returns and we estimate amounts for product returns for a given period by applying this historical return rate and reducing actual gross sales for that period by a corresponding amount. We believe that using a trailing 12-month return rate provides us with a sufficient period of time to establish recent historical trends in product returns for two primary reasons;
(1) our products useful life is approximately 3-4 months and (2) we are able to quickly correct any significant quality issues as we learn about them. If an unusual circumstance exists, such as a product that has begun to show materially different actual return rates as compared to our average 12-month return rates, we will make appropriate adjustments to our estimated return rates. Factors that could cause materially different actual return rates as compared to the 12-month return rates include a new product line, a change in materials or product being supplied by a new factory.

         Although we have no specific statistical data on this matter, we believe that our practices are reasonable and consistent with those of our industry.

         Our warranty terms under our arrangements with our suppliers do not provide for individual products returned by retailers or retail customers to be returned to the vendor.

INCOME TAXES

         Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the basis of the allowances for returns and doubtful accounts and for inventory obsolescence, accrued payroll and bonus and net operating loss carryforwards for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. As the company has reported losses for 2003, 2004 and 2005, we have taken the conservative approach, and fully reserved the deferred tax assets.

NEW ACCOUNTING PRONOUNCEMENTS

         Note 1 to our financial statements for the six months ended June 30, 2006 and 2005 and for the years ended December 31, 2005 and 2004, sets forth certain accounting pronouncements that are applicable to our financial statements.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

         INTEREST RATES

         Because our senior secured credit facility will bear interest at a variable rate, we will be exposed to market risks relating to changes in interest rates. Both revolving portions of this facility will bear interest on their outstanding balance equal to Prime, as published in the Wall Street Journal from time to time, plus 3%. A hypothetical 100 basis point increase from the current interest level on $678,026, the amount outstanding under our existing revolving facilities at March 31, 2006, would result in approximately a $6,800 increase in interest expense over a one year period of time. This credit facility was paid in full as of June 30, 2006. We currently do not engage in any interest rate hedging activity and have no intention of doing so in the foreseeable future.

         FOREIGN EXCHANGE

         For the first six months of 2006 we generated less than 3% of our net sales in Canada and Australia. The reporting currency for our financial statements is the U.S. Dollar. To date, net sales generated outside of the United States have all been generated in U.S. dollars and have not been significant. As a result, we have not been impacted materially by changes in exchange rates and do not expect to be impacted materially for the foreseeable future. However, as our net sales generated outside of the United States increase, and should future sales be generated in foreign currencies, our results of operations could be adversely impacted by changes in exchange rates. For example, if we recognize international sales in local foreign currencies, as the U.S. Dollar strengthens it would have a negative impact on our international results upon translation of those results into U.S. Dollars upon consolidation. All of our purchases from outside the United States have been denominated, and paid, in U.S. dollars. As a result, we have not been impacted materially by changes in exchange rates and do not expect to be impacted materially in the foreseeable future. We do not currently hedge foreign currency fluctuations and do not intend to do so for the foreseeable future.

         INFLATION

         Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of net sales if the selling prices of our products do not increase with these increased costs.

                                    BUSINESS

         WITH RESPECT TO THIS DISCUSSION, THE TERMS "WE" "US" "OUR" "IRONCLAD" AND THE "COMPANY" REFER TO IRONCLAD PERFORMANCE WEAR CORPORATION, A NEVADA
CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARY IRONCLAD PERFORMANCE WEAR CORPORATION, A CALIFORNIA CORPORATION ("IRONCLAD CALIFORNIA"). IRONCLAD IS A DESIGNER AND MANUFACTURER OF BRANDED PERFORMANCE WORK WEAR FOR A VARIETY OF CONSTRUCTION, INDUSTRIAL AND GENERAL SERVICES MARKETS.

GENERAL

         We design and manufacture branded performance work wear for a variety of general, construction and industrial services markets. Since inception, we have leveraged our proprietary technologies to design job-specific gloves and apparel designed to improve the wearer's ability to safely and efficiently perform specific job functions. Our goal is to establish a reputation among professionals in the construction and industrial service industries as the only glove line specifically designed for an individual task or task type. We are currently expanding our product line to specialty apparel (e.g., long and short sleeved shirts, pants and jackets) that are also designed to enhance the wearer's comfort and performance.

         We manufacture our performance work gloves using 15 functional materials, including DuPont(TM), Kevlar(R), Clarino(R) Synthetic Leather and 3M gReptile(TM) gripping material. We incorporate these materials in the manufacturing process to create products that meet the functional and protective requirements of our client base. We do not pay any licensing fees for the use of trademark names of other companies on our products. Since inception, we have employed an in-house research and development team responsible for identifying and creating new products and applications, and improving and enhancing existing products.

         We currently sell our products in all 50 states and internationally through approximately 7,000 retail outlets. Our gloves are priced between $15 and $60 per unit with apparel unit prices ranging from $22 to $48.

GLOVE PRODUCTS

         Currently, our primary products are our task-specific technical gloves. This line of glove products is specially designed for individual user groups. Currently, we produce and sell 35 distinct glove types in a variety of sizes and colors which cater to the specific demands and requirements of construction and industrial occupations, including carpenters, machinists, welders, package handlers, plumbers, and roofers and personal home improvement projects. Gloves are available in multiple levels of protection and abrasion that allow the wearer to choose a product based on the task demands, weather and ease of motion. Our glove products are currently manufactured by three manufacturers operating in China, Indonesia and Hong Kong. The manufacturing capabilities necessary for the manufacturing of our gloves is not particularly specialized and we believe that we would be able to replace our current manufacturers without significant disruption in supply if necessary.

APPAREL LAUNCH

         We launched a line of apparel products during the fourth quarter of 2005 to our current specialty customer base. The apparel line currently consists of eight long and short sleeved shirts designed to increase the comfort and functionality of the wearer by taking into account environmental temperatures and workers' corresponding perspiration levels. The apparel is engineered to keep the wearer dry and cool under extreme work conditions. Ironclad's apparel products are comparable to Under Armor(TM) Products, but we have incorporated worker-centric features such as anti-microbials, SPF 30 sunscreen protection and have made our apparel products slightly heavier for durability. Additionally, the majority of our apparel is manufactured in the United States to support penetration into military and union markets. The company anticipates increasing its selection of items by leveraging retailers and stores with existing glove sales, as well as entering into relationships with retailers that are more apparel-centric. Our specialty apparel products are currently manufactured in the United States, Mexico, and Taiwan.

COMPETITION

         Ironclad competes in the following two principal markets:

         TECHNICAL GLOVES

         Ironclad faces competition from other specialty gloves and apparel companies such as Custom Leathercraft Manufacturing Company, Big Time, Gorgonz and Mechanix Wear. Compared generally, we believe our material selection and construction provides for superior protection, durability, quality and repeat customers affording a substantial, sustainable advantage in the category.

         SPECIALTY WORK APPAREL

         We are one of a limited number of manufacturers of specialty work apparel and, in the opinion of management, currently face relatively little competition from other manufacturers in this sector.

MAINSTREAM PRODUCT CHANNELS

         To date, we have established our reputation, customer loyalty and brand by selling our products through specialty retail locations including select hardware stores and home improvement centers. However, after seven years in the specialty channel, we expanded distribution to include high volume "Big Box" home centers. In June 2005, Ironclad began shipping to Menard's, a large retailer in the U.S. home center market. We are currently distributing products through all of Menard's stores in the Great Lakes region. In August 2005, we began distributing products through a large national industrial supply distributor. In 2006 we began distributing products through Home Depot's internet catalogue. We intend to expand into additional large retailers in 2006.

INTERNATIONAL EXPANSION

         We first began distributing products internationally in 2005. We are distributing our products through 14 locations of a home improvement retailer in Japan. In October 2005, we began supplying a home improvement retailer in Australia. We are also continuing our international expansion by developing distribution networks in Canada and the United Kingdom, both of which we anticipate will be completed by the end of 2006.

IRONCLAD BRANDING

         We place an emphasis on the establishment and maintenance of our brand equity. Since the inception of our business, our products have carried the "Ironclad" brand. We believe that our success in building a dedicated following of users with substantial product penetration across a large number of retailers and storefronts was instrumental in recently allowing us to gain entry into larger retailers and providing the foundation to expand internationally.

         TELEVISION RELATIONSHIPS

         Ironclad is working to develop advertising and marketing opportunities with television programs that could provide strong exposure to our target demographic and demonstrate to viewers the advantage of utilizing Ironclad products. Our products are currently featured on four television programs.

         PRINT MEDIA

         We intend to expand our marketing programs into print media throughout 2006, initially into construction industry and occupational health and safety publications, and later into lifestyle and recreational magazines.

         SPONSORSHIP RELATIONSHIPS

         We maintain a number of sponsorship relationships with sporting and television events that appeal to our target demographic. We view these relationships as a means to further establish and solidify brand recognition with our target customers.

SALES AND CUSTOMER ANALYSIS

         We are currently distributing our products through approximately 6,000 outlets that cater to the professional tradesman ("Specialty Retailers") two "Big Box" home centers, and several specialty hardware and industrial retail stores.

         Sales through Specialty Retailers accounted for approximately 65% of our gross sales revenue in 2005. ACE Hardware Corporation accounted for 13% of our gross sales revenue in fiscal 2005. Except for ACE Hardware, no other single retailer accounted for more than 10% of our sales. For the three months ended March 31, 2006, one customer accounted for approximately 14% of net sales. A different customer accounted for approximately 11% of net sales in the three months ended March 31, 2005. No other customer accounted for 10% or more of net sales during the three-month periods ended March 31, 2006 or March 31, 2005. Currently, we estimate that our products are sold in only 50% of the Specialty Retailers identified by our management as viable Ironclad retail outlets. We intend to continue to emphasize and expand our relationships with such Specialty Retailers.

         SELECTED ANALYSIS OF "BIG BOX" AND INTERNATIONAL RETAILERS

         We plan to continue our expansion beyond our traditional specialty retailer base by increasing selling efforts through "Big Box" retailers and international channels, which we believe creates significant opportunities for strengthening our brand.

GEOGRAPHIC INFORMATION

         Domestic sales accounted for 100% of our revenue in 2004, 95% in 2005 and 97% in the first six months of 2006. International sales in Australia, Canada and Japan and other countries accounted for our remaining revenue. All of our fixed assets are located in the United States, principally in California at our headquarters. Our products are currently manufactured in China, Indonesia, Hong Kong, Taiwan, Mexico and the United States.

CO-BRANDED PRODUCTS AND RELATIONSHIPS

         Although   we  do  not  sell   privately-labeled   products,   we  have
opportunistically sought to co-brand with major partners that represent a value added relationship in terms of sales and brand awareness.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         We currently have five patents or patents pending, which are intended to protect the design and technical innovations found in our performance work gloves. Following are descriptions of the patents pending.

         o "Glove Construction Wherein Palm Material Rolls Over Fingertip" A patent pending for a specific fingertip construction which includes an hourglass-patterened rolltop, together with side fourcettes.

         o "Glove having Molded Rubber Palm Pattern That Rolls Over The Fingertips" A patent pending for a combination of a molded rubber palm and rolltop fingertips found on the Extereme Duty and Icon Extreme gloves.

         o "Glove Palm Design" A patent pending for the silicone grip impregnation pattern found on the Box Handler and Cargo Bull gloves.

         o "Glove Palm Pattern" A registered patent for the Ironclad "apple core" palm pattern found on 14 glove styles, including the General Utility and Ranchworx gloves.

         o "Glove Palm Design" A patent pending for the articulating gel palm pattern found on the Wrenchworx Impact and Mach 5 impact gloves.

         Ironclad owns the following intellectual trademark property: 35 registered US trademarks, 10 registered international trademarks and 23 in-use US trademarks. These trademarks significantly strengthen consumer awareness of the Ironclad brand, and enable Ironclad to maintain distinction between it and other companies trying to copy the Ironclad brand image. The company also has eight copyright marks pending US registration.

         We seek to protect our intellectual property through existing laws and regulations and by contractual restrictions. We rely upon trademark, patent and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to help us protect our intellectual property.

         The status of any patent involves complex legal and factual questions. The scope of allowable claims is often uncertain. As a result, we cannot be sure that any patent application filed by us will result in a patent being issued, nor that any patents issued in the future will afford adequate protection against competitors with similar technology; nor can we provide assurance that patents issued to us will not be infringed upon or designed around by others.

DESCRIPTION OF PROPERTY

         We currently lease our office space under a five year lease agreement with one option to renew for an additional five years. The facility is approximately 10,583 sq. ft, and is located in El Segundo, California. It is from this facility that we conduct all of our executive and administrative functions, and ship our products to our customers.

         We are also a party to a lease for new office and warehouse space of approximately 10,204 square feet, also in El Segundo. The facility is currently being built out and we anticipate that we will move into the new facility and terminate our month-to-month lease in June 2006.

EMPLOYEES

         At August 22, 2006, Ironclad had 23 full-time employees. Since inception, the company has never had a work stoppage, and its employees are not represented by a labor union. Ironclad considers its relationships with its employees to be positive.

LEGAL PROCEEDINGS

         On September 12, 2006, American Sports Group, Inc. ("ASG"), filed a lawsuit against us, including Ironclad California, and certain individuals, in the Superior Court of the State of California for the County of Los Angeles. ASG alleges that in 2002, Ironclad California agreed to issue, and did, in fact, issue to ASG a warrant to purchase 1,200,000 shares of Ironclad California common stock at $0.05 per share and a warrant to purchase 1,083,333 shares of Ironclad California common stock at $0.06 per share. ASG is seeking declaratory relief in the form of a determination as to validity of the warrants and its rights to exchange such warrants for warrants to purchase shares of our common stock pursuant to the terms of the merger agreement. In the alternative, ASG is seeking specific performance of the alleged agreement to issue the warrants, and the issuance of warrants to purchase 517,746 shares of our common stock at $0.1157 per share, and 476,410 shares of common stock at a price of $0.1388 per share, which represent the number of warrants and exercise prices for which these warrants would have been exchanged pursuant to the merger agreement.

         According to our records, the transactions pursuant to which the warrants were intended to be issued were never consummated, and the warrants were never issued. Any purported warrants that plaintiff possesses were issued without authorization, and therefore, are invalid and unenforceable. We believe ASG's claims are without merit and we intend to vigorously defend against these claims.

         To the extent the plaintiff is successful in its claims, we agreed to issue additional shares of our common stock to each of the investors in the private placement financing that we completed concurrently with the merger with Ironclad California in May 2006, and to each of the holders of our shares issued and outstanding before the merger, on a pro rata basis, in such a manner and in such amounts as would be necessary to adjust their respective ownership of our common stock as of the closing of the private placement financing and merger for any dilution caused by the issuance of the warrants or any shares thereunder.

         From time to time, we may also be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently party to any such legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

                                   MANAGEMENT

         The following table sets forth the name, age and position of each of our executive officers and directors as of August 22, 2006. The following individuals served as executive officers and directors of Ironclad California before our merger with Ironclad California, and became our executive officers and directors upon completion of the merger on May 9, 2006.


NAME                   AGE     POSITION
----                   ---     --------
R. D. Peter Bloomer    70      Chairman of the Board
Eduard Jaeger          45      Director, President and Chief Executive Officer
Thomas E. Walsh        57      Executive Vice President and Chief Financial
                                  Officer
Rhonda Hoffarth        45      Executive Vice President and Chief Operating
                                  Officer
Kent Pachl             39      Executive Vice President of Sales & Marketing
Thomas Krieg           58      Vice President of Finance and Secretary
Vane P. Clayton        47      Director
Scott Alderton         46      Director
Scott Jarus            50      Director

R. D. PETER BLOOMER, CHAIRMAN OF THE BOARD

         Mr. Bloomer assumed the role of Chairman of the Board in April 2003. He is the Chairman and Chief Executive Officer of Colorado Venture Management, Inc. and Managing Partner of CVM Equity Fund V, Ltd., LLP, which is Ironclad's largest stockholder. Prior to the formation of CVM, Mr. Bloomer was Vice President of Marketing for Head Ski & Tennis, Vice President of Operations for Hanson Industries and spent 11 years with IBM Sales and Marketing. Mr. Bloomer has served on the Boards of Directors of multiple private companies.

EDUARD JAEGER, DIRECTOR, PRESIDENT, CHIEF EXECUTIVE OFFICER & FOUNDER

         Mr. Eduard Jaeger founded Ironclad in 1998 and has served as a Director, President and Chief Executive Officer since that time. Mr. Eduard Jaeger has been Founder, co-Founder and President of a number of successful companies in the consumer products sector over a 20 year period. Prior to Ironclad, he developed extensive experience and expertise in innovative product design and development, overseas manufacturing, importing and exporting, sales and marketing, and forming worldwide distribution channels. Mr. Eduard Jaeger is the inventor of 6 U.S. patents and 2 patents pending, and has held executive positions in marketing and promotion.

THOMAS E. WALSH, EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

         Mr. Walsh joined us effective May 1, 2006. Mr. Walsh has over 23 years of senior executive experience in the areas of finance and accounting, including private and public financing; investor relations; strategic planning; international business; mergers and acquisitions; organizational restructuring; and general management. Before joining Ironclad, Mr. Walsh served as Senior Vice President and Chief Financial Officer of Global Brand Marketing Inc. an international footwear wholesaler. Previously, Mr. Walsh served as Group Senior Vice President of the Broan NuTone Group of companies, an international manufacturer of residential building products. Prior to Broan NuTone, Mr. Walsh served as Chief Financial Officer of The Thermos Group of Companies, an international consumer products company and President of the North American Division and Chief Financial Officer of Tokheim Corporation, an NYSE listed international manufacturer of fluid and gas dispensing equipment. Mr.

Walsh holds a Masters in Business Administration in Finance from DePaul University and a BS in Finance from the University of Illinois. Mr. Walsh is a Certified Public Accountant in the state of Illinois.

RHONDA HOFFARTH, EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER

         Ms. Hoffarth was hired as our Executive Vice President & Chief Operating Officer in January 2003. Ms. Hoffarth has also previously served as Ironclad's interim Chief Financial Officer. Ms. Hoffarth has over 20 years of experience in operations and finance with growing consumer product companies. Prior to joining Ironclad, she spent 9 years with Bell Sports, Inc. in various roles, including Vice President of Operations, North American, helping the company grow from $45 million in revenue to over $200 million. Subsequently, Ms. Hoffarth spent two years as the Senior Vice President of Operations for Targus, Inc., a $500 million developer of mobile accessories. Both Bell Sports and Targus source their finished products from Asia and have multiple sales channels (independent shops, regional and national accounts, big box accounts). Ms. Hoffarth received her Masters of Business Administration from the University of Southern California in 1992.

KENT PACHL, EXECUTIVE VICE PRESIDENT OF SALES & MARKETING

         Mr. Pachl joined us as our Vice President of Sales and Marketing in January 2005. Mr. Pachl has spent a total of 15 years in the consumer products and sporting goods industries with Dunlop/Maxfli Sports Corporation and more recently with Taylor Made-Adidas Golf Company. At Dunlop/Maxfli, he was Vice
President  of  Sales  and  helped   facilitate   the  sale  of  the  company  by
consolidating multiple divisions into one group. During his tenure at Taylor Made-Adidas golf, he held various senior management roles in International Sales, Taylor Made equipment and the Adidas footwear and apparel division. Mr. Pachl possesses a Bachelors of Science degree in Business Finance.

THOMAS KREIG, VICE PRESIDENT OF FINANCE AND SECRETARY

         Mr. Kreig joined us as Vice President of Finance and Secretary in September 2002. Before joining Ironclad, Mr. Kreig spent 18 years serving as Controller and Vice President of Finance at companies in several different industries. Most recently he served as Controller for In-Flight Network, LLC, a developer of satellite-based broadband communications for airline passengers. Prior to In-Flight Network, Mr. Kreig served as Vice President of Finance for Network Courier Services, Inc. From 1983 to 1996, Mr. Kreig served as Controller and Chief Financial Officer for Triple L Distributing Co., Inc. and Controller and Treasurer for a medical diagnostic equipment company where he was instrumental in helping to successfully execute an initial public offering. He is a CPA and received his Masters of Business Administration from the University of Detroit in Detroit, Michigan.

VANE P. CLAYTON, DIRECTOR

         Mr. Clayton joined the Ironclad Board of Directors in March 2004. Most recently he was the President of ZOLL Data Systems, a subsidiary of ZOLL Medical (NASDAQ: ZOLL), and has 18 years of experience in successfully building high growth technology companies. Prior to ZOLL Data Systems, he was President of Troy Wireless (formerly listed on NASDAQ & now on the Over-the-Counter Bulletin Board TROY.PK), which manufactured hardware components in Asia that sold throughout the world. Mr. Clayton brings experience in directing public companies in high growth sales and marketing strategies; new product and channel development; fund raising; Sarbanes-Oxley Act of 2004, Section 404 compliance; strategic positioning; and building successful teams.

SCOTT ALDERTON, DIRECTOR

         Mr. Alderton joined the Board of Ironclad in August 2002. He is a Founder and Partner of the law firm Stubbs Alderton and Markiles, LLP and has over eighteen years experience working with technology and emerging growth companies at all stages along their evolutionary path. He brings to the Board his expertise in capital formation, venture capital and financing transactions; mergers, acquisitions and divestitures; and the protection of copyrights, trademarks and trade secrets.

         Until further determination by our Board of Directors, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

SCOTT JARUS, DIRECTOR

         Mr. Jarus was appointed and elected as a director of our Company on May 18, 2006. Mr. Jarus is Chief Executive Officer of Cognition Technologies, Inc., an early-stage company located in Santa Monica, which is a developer of content search technology. From 2001 to 2005, Mr. Jarus was President and principal executive of j2 Global Communications, Inc. (NASDAQ: JCOM), a provider of outsourced, value-added messaging and communications services to individuals and companies throughout the world. Before joining Global Communications, Inc., from 1998 to 2001, Mr. Jarus was President and Chief Operating Officer for OnSite Access, a provider of building-centric integrated communications services. Mr. Jarus has 24 years of management experience in the telecommunications industry and served in various management positions and on the Board of Directors of various companies. In 2005, Mr. Jarus was named National Entrepreneur of the Year for Media/Entertainment/Communications by Ernst & Young (and Los Angeles Entrepreneur of the Year for Technology in 2004). He holds a Bachelor of Arts degree in Psychology and a Master of Business Administration degree from the University of Kansas.

                             EXECUTIVE COMPENSATION

         Before May 9, 2006, the closing date of our merger with Ironclad Performance Wear Corporation, a California corporation (or Ironclad California), we did not have a bonus, profit sharing, or deferred compensation plan for the benefit of our employees, officers or directors. In addition, before the closing of the merger with Ironclad California, we did not pay any other salaries or other compensation above $100,000 to our officers, directors or employees. We also did not accrue any officer compensation before the closing of the merger.

         We have not entered into an employment agreement with any of our officers, directors or any other persons. There were no option grants to any executive officers before the closing of the merger with Ironclad California. We did not pay any compensation to any director since inception.

         Thomas Lamb served as our director, president, secretary and treasurer, and provided us management services, before the closing of the merger with Ironclad California. Mr. Lamb received a total of $15,000 for services rendered for the period February 1, 2004 to July 31, 2004.

         The following table sets forth the compensation paid to the Ironclad California executive officers for services rendered during the fiscal years ended December 2003, 2004 and 2005.

                 IRONCLAD CALIFORNIA SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning all compensation paid to Ironclad California's Executive Officers for services to Ironclad in all capacities for each of the three fiscal years ended December 31 indicated below.

                                                                                                         LONG-TERM
                                                              ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                              --------------------------------------------------    ------------------
                                                                                                         NUMBER OF
                               FISCAL YEAR                                                              SECURITIES
NAME AND                          ENDED                                           OTHER ANNUAL          UNDERLYING
PRINCIPAL POSITION             DECEMBER 31,      SALARY            BONUS          COMPENSATION           OPTIONS *
------------------             ------------   ---------------   ------------    ----------------    ------------------
Eduard Jaeger(1)                  2005           $175,000           --             $7,200(2)               --
   Chief Executive Officer,       2004           $160,769           --             $7,800(2)               --
   Director                       2003           $145,962(4)      $9,905(5)        $8,400(6)              32,022

Rhonda Hoffarth                   2005           $140,000           --                                     --
   Executive Vice President,      2004           $134,615           --                                    21,573
   Chief Operating Officer        2003           $125,000           --                --                 172,582

Kent Pachl (3)                    2005           $175,000           --             $7,200(2)             453,028
   Executive Vice President       2004              -               --                                     --
   Sales & Marketing              2003              -               --                --                   --

Thomas Kreig                      2005           $121,264           --                                     --
   Vice President of Finance      2004           $117,568           --                                     --
   Secretary                      2003           $107,291(7)      $1,684(5)           --                  48,595

* The Number of Securities Underlying Options represents the number of shares of our common stock for which the Ironclad common stock underlying the originally issued options became exchangeable upon consummation of the merger completed on May 9, 2006.
(1) In 2005, Mr. Jaeger received options to purchase that number of shares of Ironclad California common stock that were exchanged for options to purchase 276,131 shares of our common stock upon the closing of the merger with Ironclad California, as compensation for his provision of a personal guarantee of the company's obligations under that certain Standard Industrial/Commercial Single-Tenant Lease by and between Park/El Segundo Partners, LLC and Ironclad Performance Wear Corporation, dated September 12, 2005, as amended (2201 Park Place, Suite 101, El Segundo, CA 90245). In 2003 Eduard Jaeger received options to purchase that number of shares of Ironclad California common stock that were exchanged for options to purchase 431,455 shares of our common stock upon the closing of the merger with Ironclad California, as compensation for the provision of a personal guarantee of Ironclad California's obligations pursuant to Ironclad California's then current Business Loan Agreement (Asset Based) in the principal amount of $1,000,000, by and between Ironclad Performance Wear Corporation and Alliance Bank, and Business Loan Agreement (Asset Based) in the principal amount of $250,000, by and between Ironclad Performance Wear Corporation and Alliance Bank. Mr. Jaeger remains a guarantor under the company's current Business Loan Agreement (Asset Based) in the principal amount of $1,000,000, by and between Ironclad Performance Wear Corporation and Alliance Bank, dated March 31, 2005 and the company's Current Business Loan Agreement (Asset Based) in the principal amount of $250,000, by and between Ironclad Performance Wear Corporation and Alliance Bank, dated March 31, 2005.

(2) Represents an automobile allowance of $7,200, $7,800 in 2005 and 2004, respectively.
(3)  Mr. Pachl began his employment  with Ironclad in January 2005.
(4) $20,962 of this amount was actually paid in 2004 as a retroactive contingent payment for services provided in 2003.
(5)  Bonus amount paid in 2003 for services provided in 2002.
(6) Represents $8,400 paid as an automobile allowance. Mr. Eduard Jaeger also received $20,285 as a payment for tax gross-up related to the forgiveness of a debt approved by the Board of Directors of Ironclad in 2003.
(7) $5,839 of this amount was actually was paid in 2004 as a retroactive contingent payment for services provided in 2003.

OPTION GRANTS IN 2005

         The following table presents information regarding stock option grants during 2005 to our Named Executive Officers. The information in this table represents all options issued to our Named Executive Officers in connection with their services as officers of Ironclad California during 2005. The number of securities underlying the options granted and exercise price represents the number of shares of our common stock for which the Ironclad common stock underlying the originally issued options were exchanged, and the new exercise price thereof, upon consummation of our merger with Ironclad California.

                                     Percent of
                                       Total
                       Number of      Options                                 Potential Realizable Value at
                       Securities    Granted To                               Assumed Annual Rates of Stock
                       Underlying   Employees In   Exercise                   Appreciation for Option Term
                        Options        Fiscal       Or Base   Expiration   ---------------------------------
NAME                   Granted(1)     Year(4)       Price       Date            5%($)             10%($)
-------------------    ----------   -----------    --------   ----------   --------------    ---------------
Eduard Jaeger......      276,131          28%       $0.35      9/02/15       $60,748.00         $154,633.00
Kent Pachl(2)......      366,737          37%       $0.35      9/21/15       $80,682.00         $205,372.00
Kent Pachl(3)......       86,291           9%       $0.35      9/21/15       $18,984.00          $48,322.00

----------
(1) Except for the options issued to Mr. Pachl, all of these options vest 1/36th per month over three years.
(2) Options vest 25% on the first year anniversary of grant and 1/24th of the balance each month thereafter until fully vested.
(3)  Options fully vested.
(4) Options covering an aggregate of 988,032 shares were granted to employees during fiscal 2005.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

         The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2005, and the number of shares of common stock underlying stock options held at fiscal year-end. Because there has been no trading activity in our common stock on the Over-The-Counter Bulletin Board, we have assumed the price of our common stock at our fiscal year end to be equal to the last price at which we sold securities ($0.75) for the purpose of calculating the value of unexercised in-the-money options held by our Named Executive Officer at fiscal year end. The number of securities underlying the options and exercise price represents the number of shares of our common stock for which the Ironclad common stock underlying the originally issued options were exchanged, and the new exercise price thereof, upon consummation of the merger we completed on May 9, 2006.

                                                   Number of Shares
                                                Underlying Unexercised       Value of Unexercised
                        Shares                  Options at Fiscal Year      In-The-Money Options at
                       Acquired      Value               End                   Fiscal Year End
Name                  On Exercise   Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
-------------------   -----------   --------   -------------------------   -------------------------
Eduard Jaeger              0            -           859,039/139,444            $644,279/$104,583

Rhonda Hoffarth            0            -            133,931/60,224             $100,448/$45,168

Kent Pachl                 0            -           170,335/282,693            $127,751/$212,020

Thomas Kreig               0            -             68,464/23,276              $51,348/$17,457

DIRECTOR COMPENSATION

Currently, non-employee directors of Ironclad California receive $2,500 per quarter for attending meetings and serving on Ironclad California's Board of Directors. Since April 2000, non-employee directors of Ironclad California have each received options to purchase 300,000 shares of Ironclad California common stock upon their appointment to the Board. We expect to continue the practice of compensating our directors with options to purchase our common stock going forward. Compensation payable to non-employee directors may be adjusted from time to time, as approved by our Board of Directors.

EMPLOYMENT CONTRACTS

Except as described in this section, Ironclad California is not party to any employment agreements with any of its executive officers and we do not expect to have any employment agreements with our new executive officers.

Ironclad California executed a Separation Agreement with Eduard Jaeger effective in April 2004. Pursuant to the terms of the Separation Agreement, if Ironclad terminates Mr. Jaeger's employment with Ironclad California at any time other than for Cause, then Ironclad California must pay Mr. Jaeger (a) all accrued and unpaid salary and other compensation payable by the company for services rendered through the termination date, payable in a lump sum payment on the termination date; and (b) a cash amount equal to Two Hundred Thousand Dollars ($200,000), payable in installments throughout the one (1) year period following the termination date in the same manner as Ironclad California pays salaries to its other executive officers. The Separation Agreement requires Mr. Jaeger to sign a general release and non-competition agreement in order to receive the lump sum payment. For the purposes of the Separation Agreement, termination for "Cause" means termination by reason of: (i) any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to Ironclad California, its properties, assets or business or its stockholders, officers, directors or employees; (ii) any improper act of Mr. Jaeger involving a material personal profit to him, including, without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of Ironclad or any of its subsidiaries; (iii) any consistent failure by Mr. Jaeger to perform his normal duties as directed by the Chairman of the Board, in the sole discretion of the Board; (iv) any conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of Ironclad; (B) any felony offense; or (C) any crime of moral turpitude; or (v) the chronic or habitual use or consumption of drugs or alcoholic beverages. We assumed the obligations of Ironclad California under the Separation Agreement in connection with the merger with Ironclad California. Accordingly, the Separation Agreement remains in effect following our merger with Ironclad California.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

We are a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We are entering into indemnification agreements with our directors or executive officers.

A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         The selling security holders may offer and sell, from time to time, any or all of the shares of common stock held by them. Because the selling security holders may offer all or only some portion of the 27,117,720 shares of common stock to be registered, we cannot estimate how many shares of common stock the selling security holders may hold upon termination of the offering, nor can we express, as a percentage, how this number of shares will relate to the total number of shares that we will have outstanding at that time.

         The following table presents information regarding the beneficial ownership of our common stock as of August 22, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by:

         o        each of the executive officers;

         o        each of our directors;

         o        all of our directors and executive officers as a group;

         o each stockholder known by us to be the beneficial owner of more than 5% of our common stock; and

         o        each of the selling stockholders.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options from the company that are currently exercisable or exercisable within 60 days of August 22, 2006 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         The information presented in this table is based on 29,619,992 shares of our common stock outstanding on August 22, 2006. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o Ironclad Performance Wear Corporation, 2201 Park Place, Suite 101, El Segundo, CA 90245.

                                                     NUMBER OF SHARES                                         NUMBER OF SHARES
                                                    BENEFICIALLY OWNED                                        BENEFICIALLY OWNED
                                                     PRIOR TO OFFERING                                          AFTER OFFERING
                                               -----------------------------                            ---------------------------
                                                                 PERCENTAGE                                             PERCENTAGE
                                                                 OF SHARES        NUMBER OF SHARES                       OF SHARES
NAME OF BENEFICIAL OWNER                           NUMBER        OUTSTANDING        BEING OFFERED         NUMBER        OUTSTANDING
------------------------                        -------------    -----------      ----------------      ------------   ------------
EXECUTIVE OFFICERS AND DIRECTORS:
Eduard Jaeger (1)...........................      4,614,966             15.1                    0        4,614,966             15.1
   Director, Chief Executive Officer
Thomas Walsh(2).............................        244,669                *              221,183           23,486                *
   Executive Vice President, Chief
   Financial Officer

                                                     NUMBER OF SHARES                                         NUMBER OF SHARES
                                                    BENEFICIALLY OWNED                                        BENEFICIALLY OWNED
                                                     PRIOR TO OFFERING                                          AFTER OFFERING
                                               -----------------------------                            ---------------------------
                                                                 PERCENTAGE                                             PERCENTAGE
                                                                 OF SHARES        NUMBER OF SHARES                       OF SHARES
NAME OF BENEFICIAL OWNER                           NUMBER        OUTSTANDING        BEING OFFERED         NUMBER        OUTSTANDING
------------------------                        -------------    -----------      ----------------      ------------   ------------
Rhonda Hoffarth (3).........................        205,967                *                    0          205,967                *
   Executive Vice President, Chief
   Operating Officer
Kent Pachl(4)...............................        246,738                *                    0          246,738                *
   Vice President Sales & Marketing
Thomas Kreig (5)............................        127,128                *                    0          127,128                *
   Vice President of Finance, Secretary
R.D. Peter Bloomer(6).......................        186,796                *                    0          186,796                *
   Director
Vane B. Clayton (7).........................        172,717                *                    0          172,717                *
   Director
Scott Alderton (8)..........................        289,477                *              110,591          178,886                *
   Director
Scott Jarus (9).............................        125,973                *               88,473           37,500                *
                                                                                ------------------
Directors and officers as a group (9
   persons) (10)............................      6,214,431             19.5              420,247        5,794,184             18.2

5% STOCKHOLDERS:
CVM Equity Fund V Ltd., LLP (11)............      5,052,176             16.8            4,690,756          361,420                *
Context Capital Management LLC (12).........      4,666,669             14.8            4,666,669                0                0
Liberty View Capital Management Inc. (13)...      3,500,001             11.2            3,500,001                0                0
Crestview Capital Funds Ltd. (14)...........      1,983,338              6.5            1,983,338                0                0

--------------------------------------------                                    ------------------
TOTAL                                                                                  14,840,764

OTHER SELLING STOCKHOLDERS:

Cordillera Fund LP (15).....................      1,166,667              3.8            1,166,667                0                0
Core Fund, L.P (16).........................        233,335                *              233,335                0                0
Stephen D. Brown & Laurel McManus Brown (17)          6,983                *                6,983                0                0
NAIDOT & Co. (18)...........................         80,745                *               80,745                0                0
Gerlach & Co. (19)..........................        150,850                *              150,850                0                0
Link & Co. (20).............................         43,890                *               43,890                0                0
Maril & Co. (21)............................        129,395                *              129,395                0                0
US Bank as Custodian for John J. Frautschi
   Trust-Small Cap Opps Custodial (22)......        158,550                *              158,550                0                0

                                                     NUMBER OF SHARES                                         NUMBER OF SHARES
                                                    BENEFICIALLY OWNED                                        BENEFICIALLY OWNED
                                                     PRIOR TO OFFERING                                          AFTER OFFERING
                                               -----------------------------                            ---------------------------
                                                                 PERCENTAGE                                             PERCENTAGE
                                                                 OF SHARES        NUMBER OF SHARES                       OF SHARES
NAME OF BENEFICIAL OWNER                           NUMBER        OUTSTANDING        BEING OFFERED         NUMBER        OUTSTANDING
------------------------                        -------------    -----------      ----------------      ------------   ------------
US Bank, N.A., Trustee Clarice Soref Turer
   Trust dtd March 17, 1964 (23)............         27,650                *               27,650                0                0
US Bank as Trustee for Transport Employees
   Amended Pension Trust ua 12/5/05 (24)....        125,475                *              125,475                0                0
US Bank Trustee of the Cheryl Shult Cortina
   Small Cap Subaccount  Tax ID 61-6316418
   Margret Mercier 608.252.4184 (25)........         12,915                *               12,915                0                0
US Bank as Agent for Thomas J. Mohs Trust
   Agency-Cortina Subaccount (26)...........         12,863                *               12,863                0                0
US Bank as Trustee of the LJD & WED
   Revocable Trust (27).....................         12,373                *               12,373                0                0
Cranshire Capital, LP (28) .................      1,166,666              3.9            1,166,666                0                0
Alpha Capital AG (29).......................        466,667              1.6              466,667                0                0
Logos Partners, L.P. (30)...................        583,334              1.9              583,334                0                0
Nite Capital LP (31)........................        233,334                *              233,334                0                0
Schottenfeld Qualified Associates LP (32)...        350,000                *              350,000                0                0
Seamark Fund LP (33)........................        583,333              1.9              583,333                0                0
Edmund H. Melhado (34)......................        175,000                *              175,000                0                0
Troy Taylor (35)............................         70,000                *               70,000                0                0
Steve Lazuka (36)...........................        116,667                *              116,667                0                0
YKA Partners, Ltd. (37).....................        116,667                *              116,667                0                0
Gemini Partners, Inc. (38)..................         46,667                *               46,667                0                0
Scott Timms (39)............................         23,334                *               23,334                0                0
Michael Casey Hoch (40).....................         23,334                *               23,334                0                0
James Seibel (41)...........................         93,334                *               93,334                0                0
Kim and Bill Woodworth (42).................         22,750                *               22,750                0                0
DeFevere Trust (43).........................         24,846                *               24,846                0                0
Kyle Edlund (44)............................         32,920                *               32,920                0                0
Thomas Elliot (45)..........................        118,571                *               19,336           99,235                *
Kenneth L. Greenberg (46) ..................         70,728                *               70,728                0                0
Mike Grossman (47) .........................        166,419                *              166,419                0                0
Heidi Jaeger (48)...........................         69,339                *               68,184            1,155                *
Kathy Krause (49)...........................          7,070                *                6,438              632                *
Ryan Krause (50)............................         12,882                *               12,882                0                0
William Meck (51)...........................        130,710                *              130,710                0                0
Peter Seamens (52)..........................         32,176                *               32,176                0                0
Michael Johnson (53) .......................        145,324                *               66,355           78,969                *
Green Capital, LLC (54).....................        382,163                *              364,898           17,264                *
Stephen Goodhue (55)........................         44,236                *               44,236                0                0
Northern Rockies Venture Fund (56)..........      1,284,736              4.3            1,175,812          108,924                *

                                                     NUMBER OF SHARES                                         NUMBER OF SHARES
                                                    BENEFICIALLY OWNED                                        BENEFICIALLY OWNED
                                                     PRIOR TO OFFERING                                          AFTER OFFERING
                                               -----------------------------                            ---------------------------
                                                                 PERCENTAGE                                             PERCENTAGE
                                                                 OF SHARES        NUMBER OF SHARES                       OF SHARES
NAME OF BENEFICIAL OWNER                           NUMBER        OUTSTANDING        BEING OFFERED         NUMBER        OUTSTANDING
------------------------                        -------------    -----------      ----------------      ------------   ------------
Chereen Peretti (57)........................         44,236                *               44,236                0                0
Brean Murray, Carret & Co. (58).............        729,921              2.4              729,921                0                0
Westrec Capital Partners, LLC (59)..........        500,000              1.7              500,000                0                0
Averi and Dennis Torres Trust (60)..........        123,205                *               44,236           78,969                *
Rick Miller (61)............................        123,205                *               44,236           78,969                *
Steven C. Earnshaw (62).....................         44,236                *               44,236                0                0
Thomas W. Mason and Lisa L. Mason (63)......        300,152                *              221,183           78,969                *
JoAnn Waldear-Lucas (64)....................         44,236                *               44,236                0                0
Richard T. Berglund (65)....................         88,473                *               88,473                0                0
Gregory Akselrud (66).......................        110,591                *              110,591                0                0
Birch Family Trust (67).....................         44,236                *               44,236                0                0
Brent Fletcher (68).........................        189,536                *               44,236          145,300                *
Ken Frank (69)..............................        282,717                *              221,183           61,534                *
Joseph I. Geisman (70)......................         44,236                *               44,236                0                *
Anna Louise & Verwoest, Keith Jaeger (71)...         62,696                *               44,236           18,460                *
Rick Johnson Racing, Inc., Profit Sharing
   Plan (72)................................         88,473                *               88,473                0                0
Schaff Trust udt 1/17/03 - Harold F.
   Schaff & Cheryl A. Schaff (73)...........        123,205                *               44,236           78,969                *
David C. Siegel (74)........................         44,236                *               44,236                0                0
SPM - Robert Sjoberg/Jeff Preach/Robert
   Meottle (75).............................        270,973                *              199,064           71,909                *
Lewis Opportunity Fund, LP (76).............        700,000              2.3              700,000                0                0
Marlin Molinaro (77)........................         40,624                *               40,624                0                0
Anthony Sienkowski (78).....................         21,875                *               21,875                0                0
                                                                                ------------------
TOTAL                                                                                  11,856,701

*       Less than 1%

(1) Includes (i) 990,272 shares of common stock held by Jaeger Family, LLC, of which Eduard Jaeger is a member and over which Eduard Jaeger has voting and investment power, and (ii) 865,710 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 22, 2006.
(2) Consists of 66,667 shares of common stock held in the name of Thomas & Leonette Walsh and 154,516 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75. Thomas Walsh holds an additional 23,486 shares of common stock individually. Thomas Walsh maintains voting and investment power over all these shares.
(3) Consists of 31,587 shares of common stock and 174,380 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 22, 2006.
(4) Consists of 246,738 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 22, 2006.

(5) Consists of 39,551 shares of common stock and 87,577 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 22, 2006.
(6) Consists of 186,796 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 22, 2006.
(7) Consists of 50,640 shares of common stock and 122,077 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 22, 2006.
(8) Consists of 33,333 shares of common stock and 256,144 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which currently are exercisable or will become exercisable within 60 days of August 4, 2006.
(9) Consists of 26,667 shares of common stock, 61,806 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock and 37,500 shares of common stock reserved for issuance upon exercise of stock options, both of which are currently are exercisable or will become exercisable within 60 days of August 22, 2006.
(10) Consists of (i) 4,021,121 shares of common stock, (ii) 472,466 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which are currently exercisable or will be issued and exercisable within 60 days of August 4, 2006, and (ii) 1,578,810 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 22, 2006.
(11) Consists of 4,636,394 shares of common stock and 415,782 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which currently are exercisable or will be issued and exercisable within 60 days of August 22, 2006. Of the 415,782 shares of common stock reserved for issuance upon the exercise of warrants, 120,451 shares are exercisable at an exercise price of $0.35, 218,073 shares are exercisable at an exercise price of $0.23 and 77,258 shares are exercisable at an exercise of $0.75. Mr. Bloomer, our Chairman of the Board, is also the Chairman and Chief Executive Officer of Colorado Venture Management, Inc., which is the Managing Partner of CVM. Mr. Bloomer disclaims beneficial ownership of the securities held by this stockholder.
(12) Consists of (i) 278,068 and 2,388,600 shares of common stock held by Context Advantage Fund LP and Context Offshore Advantage Fund, Ltd., respectively, and (ii) warrants to purchase 208,551 and 1,791,450 shares of common stock currently both exercisable at an exercise price of $1.00 held by Context Advantage Fund LP and Context Offshore Advantage Fund, Ltd., respectively. Michael S. Rosen, Co-Chairman and CEO and William D. Fertig, Co-Chairman and CIO, of Context Capital Management LLC both maintain voting and investment power over these shares.
(13) Consists of (i) 266,667, 1,066,667, and 666,667 shares of common stock held by LibertyView Special Opportunities Fund, LP, LibertyView Funds, LP, and Trust D (for a portion of the assets of Kodak Retirement Income
         Plan) respectively, and (ii) warrants to purchase 200,000 and 800,000 and 500,000 shares of common stock, each at an exercise price of $1.00, hld by LibertyView Special Opportunities Fund, LP, LibertyView Funds, LP, and Trust D (for a portion of the assets of Kodak Retirement Income
         Plan) respectively. LibertyView Special Opportunities Fund, LP, LibertyView Funds, LP, and Trust D (for a portion of the assets of Kodak Retirement Income Plan), have a common investment advisor, Neuberger Berman, LLC, that has voting and investment power over these shares which is exercised by Richard A. Meckler. The General Partner of LibertyView Special Opportunities Fund, LP and LibertyView Funds, LP, is Nueberger Berman Asset Management, LLC, which is affiliated with Neuberger Berman, LLC, a registered broker/dealer. The shares were purchased for investment in the ordinary course of business and at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute shares. Trust D (for a portion of the assets of Kodak Retirement Income Plan), is not affiliated with a broker/dealer.
(14)     Consists  of (i)  1,133,336  shares of common  stock held by  Crestview
         Capital Master, LLC and (ii) warrants to purchase 850,002 shares of common stock exercisable at an exercise price of $1.00, held by Crestview Capital Master, LLC. Stewart R. Flink, Robert Hoyt and Daniel
         I. Warsh, each a manager of Crestview Capital Master, LLC, maintain voting and investment power over these shares.
(15) Consists of 666,667 shares of common stock and 500,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(16) Consists of 133,334 shares of common stock and 100,001 shares of common stock reserved for issuance upon exercise of warrants. David N. Baker, Managing Principal of Core Fund, LP exercises voting and investment authority over the shares held by this selling stockholder.
(17) Consists of 3,990 shares of common stock and 2,993 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(18) Consists of 46,140 shares of common stock and 34,605 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(19) Consists of 86,200 shares of common stock and 64,650 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(20) Consists of 25,080 shares of common stock and 18,810 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.

(21) Consists of 73,940 shares of common stock and 55,455 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(22) Consists of 90,600 shares of common stock and 67,950 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(23) Consists of 15,800 shares of common stock and 11,850 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(24) Consists of 71,700 shares of common stock and 53,775 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(25) Consists of 7,380 shares of common stock and 5,535 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(26) Consists of 7,350 shares of common stock and 5,513 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(27) Consists of 7,070 shares of common stock and 5,303 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(28) Consists of 666,666 shares of common stock and 500,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00. Mitchell P. Kopin, President of Downsview Capital, Inc., The General Partner of Cranshire Capital, LP, has sole voting and investment authority over the shares held by this selling stockholder.
(29) Consists of 266,667 shares of common stock and 200,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00. Konrad Ackerman, Director of Alpha Capital AG, exercises voting and investment authority over the shares held by this selling stockholder.
(30) Consists of 333,334 shares of common stock and 250,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(31) Consists of 133,334 shares of common stock and 100,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(32) Consists of 200,000 shares of common stock and 150,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(33) Consists of 333,333 shares of common stock and 250,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(34) Consists of 100,000 shares of common stock and 75,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(35) Consists of 40,000 shares of common stock and 30,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(36) Consists of 66,667 shares of common stock and 50,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(37) Consists of 66,667 shares of common stock and 50,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(38) Consists of 26,667 shares of common stock and 20,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(39) Consists of 13,334 shares of common stock and 10,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(40) Consists of 13,334 shares of common stock and 10,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(41) Consists of 53,334 shares of common stock and 40,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(42) Consists of 13,000 shares of common stock and 9,750 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(43) Consists of 22,622 shares of common stock and 2,224 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.70.
(44) Consists of 29,954 shares of common stock and 2,966 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.70.
(45)     Consists of 118,571  shares of common stock.
(46)     Consists of 70,728 shares of common stock.
(47)     Consists of 166,419 shares of common stock.

(48) Consists of 30,710 shares of common stock and 38,629 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(49)     Consists  of 7,070  shares of common  stock.
(50)     Consists of 12,882 shares of common stock.
(51) Consists of 84,355 shares of common stock and 46,355 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(52)     Consists of 32,176 shares of common stock.
(53) Consists of 98,969 shares of common stock and 46,355 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(54) Consists of 377,715 shares of common stock and 4,448 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.70. Kenneth L. Greenberg, the manager Green Capital, LLC, exercises voting and investment authority over the shares held by this selling stockholder.
(55) Consists of 13,333 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(56) Consists of 1,238,381 shares of common stock and 46,355 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(57) Consists of 13,333 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(58) Consists of 46,609 shares of common stock and 390,464 and 292,848 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75 and $1.00, respectively. Kenneth J. Kirsch, Chief Financial Officer of Brean Murray, Carret & Co., a registered broker/dealer and member of NASD, has sole voting and investment authority over the shares held by this selling stockholder.
(59) Consists of 400,000 and 100,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.56 and $1.00, respectively. Michael M. Sachs has sole voting and investment authority over the shares held by this selling stockholder.
(60) Consists of 92,302 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75. Averi and Dennis Torres, both serve as Trustees of Trust and both have voting and investment authority over the shares held by this selling stockholder.
(61) Consists of 92,302 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(62) Consists of 13,333 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(63) Consists of 145,636 shares of common stock and 154,516 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(64) Consists of 13,333 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(65) Consists of 26,667 shares of common stock and 61,806 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(66) Consists of 33,333 shares of common stock and 77,258 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(67) Consists of 13,333 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(68) Consists of 158,633 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(69) Consists of 128,201 shares of common stock and 154,516 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(70) Consists of 13,333 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(71) Consists of 31,793 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(72) Consists of 26,667 shares of common stock and 61,806 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(73) Consists of 92,302 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.

(74) Consists of 13,333 shares of common stock and 30,903 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(75) Consists of 131,909 shares of common stock and 139,064 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $0.75.
(76) Consists of 400,000 shares of common stock and 300,000 shares of common stock reserved for issuance upon exercise of warrants currently exercisable at an exercise price of $1.00.
(77) Includes 40,625 shares of common stock issued to Marlin Molinaro, President of Fusion Consulting Group Inc., in exchange for consulting services provided to the Company.
(78) Includes 21,875 shares of common stock issued to Anthony Sienkowski, Senior Vice President of Fusion Consulting Group, Inc., in exchange for consulting services provided to the Company.


                           RELATED PARTY TRANSACTIONS

         Other than the employment arrangement described above in "Executive Compensation" and the transactions described below, since December 31, 2002 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $60,000; AND

         o in which any director, executive officer, selling stockholder named in this prospectus, other stockholder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

         Colorado Venture Management Equity Fund V, Ltd., LLP (or "CVM") entered into a Revolving Loan Agreement with Ironclad California in November 2000. The related Revolving Promissory Note was periodically amended and/or replaced until the loan was repaid in full on January 4, 2005. At no time did the principal amount borrowed from CVM exceed $624,000. On December 31, 2003 accrued interest of $174,452 was used by CVM to exercise 2,282,392 warrants to purchase preferred stock of Ironclad California in a cashless transaction. Mr. Bloomer, who is Chairman of the Board for the Company, is also the Chairman and Chief Executive Officer of Colorado Venture Management, Inc., which is the Managing Partner of CVM. Before our merger with Ironclad California, CVM held 29.83% of the issued and outstanding shares of Ironclad California. These included shares of Ironclad California common stock purchased by CVM in the Shareholder Bridge Financing. At August 22, 2006, CVM held approximately 16.8% of our issued and outstanding shares, including warrants to purchase 415,782 shares of our common stock, a portion of which were issued in connection with the stockholder bridge financing transaction completed in February 2006 (as described elsewhere in this prospectus). These warrants are exercisable an exercise price per share of $0.75.

         Mr. Alderton, an Ironclad Board member since August 2002, is a partner of the law firm, Stubbs, Alderton and Markiles, LLP ("SAM") which is Ironclad's attorney of record. SAM rendered services to Ironclad California as its primary legal firm since 2002, and became the primary legal counsel to us upon closing of the merger with Ironclad California on May 9, 2006.

                          DESCRIPTION OF CAPITAL STOCK

         The information set forth below is a general summary of our capital stock structure. As a summary, this Section is qualified by, and not a substitute for, the provisions of our Articles of Incorporation, as amended, and our Bylaws.

AUTHORIZED CAPITAL STOCK

         We are presently authorized under our Articles of Incorporation to issue 172,744,750 shares of common stock, par value $0.001 per share. At August 22, 2006, 29,619,992 shares of our common stock were issued and outstanding, 5,099,448 shares of common stock were reserved for issuance pursuant to issued and outstanding options to purchase our common stock and 10,821,922 shares of common stock were reserved for issuance pursuant to issued and outstanding warrants to purchase our common stock.

COMMON STOCK

         DIVIDEND RIGHTS

         The holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board may determine.

         VOTING RIGHTS

         Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

         NO PREEMPTIVE OR SIMILAR RIGHTS

         Holders of common stock do not have preemptive rights, and common stock is not convertible or redeemable.

         RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

         Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

WARRANTS

         At August 22, 2006, the following warrants were outstanding:

         o warrants that will expire May 8, 2011 to purchase an aggregate of 7,321,193 shares of our common stock at an exercise price per share of $1.00, which were issued to investors in connection with the private placement financing completed concurrently with the merger on May 9, 2006;

         o warrants to purchase an aggregate of 749,439 shares of our common stock at a weighted average exercise price per share of $0.23 which were issued to former stockholders of

                  Ironclad   California  upon  consummation  of  the  merger  in
                  exchange for warrants to purchase shares of common stock and preferred stock of Ironclad California;

         o warrants that will expire May 8, 2011 to purchase 390,464 shares of our common stock at an exercise price per share of $0.75, and warrants that will expire May 8, 2011 to purchase 292,848 shares of our common stock at an exercise price per share of $1.00, which were issued to one of our placement agents in the private placement financing completed concurrently with the merger on May 9, 2006;

         o warrants that will expire May 8, 2011 to purchase 1,568,337 shares of our common stock at an exercise price per share of $0.75, which were issued to investors or former holders of securities of Ironclad California in the stockholder bridge financing completed by Ironclad California on March 9, 2006; and

         o warrants that will expire May 8, 2011 to purchase 100,000 shares of our common stock at an exercise price per share of $1.00, and warrants that will expire May 8, 2011 to purchase 400,000 shares of our common stock at an exercise price per share of $0.56, which are held by a former lender of Ironclad California and were issued under the terms of agreements between the lender and Ironclad California.

OPTIONS

         At August 22, 2006, options to purchase 5,095,134 shares of our common stock were outstanding, including options to purchase 2,584,000 shares that were granted to former holders of options of Ironclad California (which were assumed by us and converted into these options to purchase shares of our common stock). The options granted to former holders of options of Ironclad California are or will become exercisable at an exercise price of approximately $0.35 per share, and will expire at various times on the tenth anniversary of the date on which they were granted.

         Options to purchase 860,135 shares of Company Common Stock were granted to an officer of the Company on May 9, 2006, after the closing of the merger with Ironclad California. These options will become exercisable at an exercise price of $0.75 per share , and will expire on May 8, 2016 . These options vest over a four year period as follows: 25% of the underlying shares will vest on January 19, 2007, and 1/36th of the remaining amount of the shares will vest at the end of each month thereafter. On May 18, 2006, the Company granted to certain officers and directors of the Company options to purchase 1,650,999 shares of Company Common Stock at an exercise price of $1.05 per share, including options to purchase 299,999 shares of Company Common Stock that were granted to non-employee directors of the Company. Options granted to non-employee directors of the Company will expire on May 17, 2016, and vest in equal increments on a monthly basis over the 12 month period following May 18, 2006, other than options to purchase 129,437 shares, which were fully vested on the date of grant. The remaining options granted to officers and directors expire on May 17, 2016, and vest on the following schedule: 25% of the underlying shares will vest on the first anniversary of the effective date of grant, and 1/36th of the remaining amount of the shares will vest at the end of each month thereafter.

ANTI-TAKEOVER PROVISIONS

         Certain provisions of our articles of incorporation and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

         NEVADA LAW

         Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management.

         EVALUATION OF ACQUISITION PROPOSALS. The Nevada Revised Statutes expressly permit our Board, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other of our constituencies of and our subsidiaries, and on the communities and geographical areas in which they operate. Our Board may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

         CONTROL SHARE ACQUISITIONS. We are subject to the Nevada control share acquisitions statute. This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation's disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Pacific Stock Transfer Company.

LISTING

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the trading symbol "ICPW.OB"

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         Our   common   stock  is   currently   listed   for   trading   on  the
Over-the-Counter Bulletin Board under the symbol ICPW.OB.

         We have never paid dividends on our common stock. Ironclad California has never paid dividends on its common stock. We intend to retain any future earnings for use in our business.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the Over-the-Counter Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in making short sales or in transactions to cover short sales;

         o        put or call option transactions relating to the shares; and

         o        any other method permitted under applicable law.

         The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the

Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify certain selling security holders and certain selling security holders have agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each such selling security holder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP ("SAM LLP"), has provided legal services to us in connection with its preparation of the registration statement covering the securities offered by this prospectus. In addition, SAM LLP has rendered a legal opinion, attached hereto as Exhibit 5.1, as to the validity of the shares of the our common stock to be registered hereby. SAM LLP was the holder of 109,818 shares of common stock of Ironclad California, which converted into 47,382 shares of our common stock upon the closing of the merger on May 9, 2006. In addition, SAM LLP was the holder of options to purchase 300,000 shares of Ironclad California, which were converted into options to purchase 129,437 shares of our common stock upon closing of the merger. SAM LLP was also the holder of options to purchase 231,854 shares of Ironclad California, which were converted into options to purchase 86,291 shares of our common stock upon the closing of the merger. In addition, SAM LLP separately holds warrants to purchase up to 178,886 shares of our common stock exercisable at an exercise price per share of $0.19. Mr. Scott Alderton, one of our directors, is the managing partner of SAM LLP. Each of Mr. Alderton and one other partner of SAM LLP individually hold 33,333 shares of our common stock and warrants to purchase 77,258 shares of our common stock exercisable at an exercise price per share of $0.75. These shares and warrants were acquired upon the closing of the merger in exchange for securities purchased by Mr. Alderton and this other individual in connection with the stockholder bridge financing completed by Ironclad California on March 8, 2006, which is described elsewhere in this prospectus. In addition, SAM LLP separately holds warrants to purchase up to 178,886 shares of our common stock exercisable at an exercise price per share of $0.19.

                                     EXPERTS

         The financial statements included in this prospectus have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein, and are included in reliance on such reports given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENT



                                                                            PAGE
                                                                            ----

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheets                                                               F-3

Statements of Operations                                                     F-5

Statement of Changes in Stockholders' Equity (Deficit)                       F-6

Statements of Cash Flows                                                     F-7

Notes to Financial Statements                                                F-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Ironclad Performance Wear Corporation
Los Angeles, California

We have audited the  consolidated  balance  sheet of Ironclad  Performance  Wear
Corporation (the "Company") as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ironclad Performance Wear Corporation as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.


/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
------------------------------------------
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 14, 2006

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
               AT JUNE 30, 2006 (UNAUDITED) AND DECEMBER 31, 2005


                                     ASSETS
                                                          June 30,     December 31,
                                                            2006           2005
                                                        -----------    -----------
                                                        (unaudited)
ASSETS
CURRENT ASSETS
    Cash and equivalents ............................   $ 3,203,497    $    29,573
    Accounts receivable net of allowance for doubtful
       accounts of $45,000 (unaudited) and $21,000 ..       725,513      1,410,124
    Inventory .......................................     2,355,592        984,038
    Deposits on inventory ...........................          --          300,277
    Prepaid and other ...............................       140,239        142,139
                                                        -----------    -----------

          TOTAL CURRENT ASSETS ......................     6,424,841      2,866,151
                                                        -----------    -----------

PROPERTY, PLANT AND EQUIPMENT
    Computer equipment and software .................       168,618        162,996
    Vehicles ........................................        42,230         42,230
    Office equipment and furniture ..................       110,475         72,761
    Less: accumulated depreciation ..................      (232,785)      (218,645)
                                                        -----------    -----------
       TOTAL PROPERTY PLANT AND EQUIPMENT, NET ......        88,538         59,342

     Loan acquisition costs, net of accumulated
         amortization of $-0- (unaudited) and $9,202           --           15,798
     Trademarks, net of accumulated amortization of
         $4,002 (unaudited) and $2,771 ..............        52,381         53,610
     Deposits .......................................        38,608         28,404
                                                        -----------    -----------

TOTAL ASSETS ........................................   $ 6,604,368    $ 3,023,305
                                                        ===========    ===========

See accompanying notes to Consolidated Financial Statements

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
               AT JUNE 30, 2006 (UNAUDITED) AND DECEMBER 31, 2005


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                       June 30,     December 31,
                                                         2006          2005
                                                     -----------    -----------
                                                     (unaudited)

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
    Accounts payable and accrued expenses ........   $ 1,365,589    $ 1,881,537
    Bank lines of credit .........................          --          861,612
    Note Payable .................................          --          500,000
    Current portion of capital lease .............         3,077          2,775
                                                     -----------    -----------

       TOTAL CURRENT LIABILITIES .................     1,368,666      3,245,924

    Long term portion of capital lease obligations         3,435          5,053
    Fair value of warrant liability ..............     8,297,686           --
                                                     -----------    -----------

       TOTAL LIABILITIES .........................     9,669,787      3,250,977
                                                     -----------    -----------


STOCKHOLDERS' DEFICIT

    Common stock, $0.001 par value per share,
      172,744,750 shares authorized, 29,619,992
      (unaudited) and 15,622,197 shares issued
      and outstanding ............................        29,620         15,624
    Capital in Excess of Par Value ...............     3,860,967      2,621,614
    Accumulated deficit ..........................    (6,956,006)    (2,864,910)
                                                     -----------    -----------

       TOTAL STOCKHOLDERS' DEFICIT ...............    (3,065,419)      (227,672)
                                                     -----------    -----------

TOTAL LIABILITIES AND
    STOCKHOLDERS' DEFICIT ........................   $ 6,604,368    $ 3,023,305
                                                     ===========    ===========


See accompanying notes to Consolidated Financial Statements

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE SIX MONTHS ENDED
               JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                 SIX MONTHS ENDED                  YEARS ENDED
                                                     JUNE 30,                      DECEMBER 31,
                                           ----------------------------    ----------------------------
                                               2006            2005            2005            2004
                                           ------------    ------------    ------------    ------------
                                           (unaudited)     (unaudited)
REVENUES
       Net sales .......................   $  3,329,134    $  3,042,335    $  7,199,023    $  6,171,299

COST OF SALES
       Cost of sales ...................      2,040,733       1,541,021       4,043,739       3,161,399
                                           ------------    ------------    ------------    ------------

EXPENSES
       General and administrative ......      1,163,658         617,071       1,777,278       1,249,169
       Sales and marketing .............      1,104,429         927,599       1,782,458       1,466,420
       Research and development ........        104,782         102,499         210,084         147,642
       Operations ......................        226,011         137,616         315,498         281,173
       Depreciation and amortization ...         15,370          28,357          55,555          69,361
                                           ------------    ------------    ------------    ------------

            TOTAL OPERATING EXPENSES ...      2,614,250       1,813,142       4,140,873       3,213,765
                                           ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS ...................     (1,325,849)       (311,828)       (985,589)       (203,865)

OTHER INCOME/(EXPENSE)
       Interest expense ................        (73,435)        (37,862)        (97,839)       (229,684)
       Warrants issued as financing cost       (256,188)           --              --              --
       Interest income .................         16,013            --              --              --
       Change in fair value of warrant
          liability ....................     (2,453,018)           --              --              --
       Other income (expense), net .....          2,181          26,806           3,972           1,950
                                           ------------    ------------    ------------    ------------

            TOTAL OTHER INCOME (EXPENSE)     (2,764,447)        (11,056)        (93,867)       (227,734)
                                           ------------    ------------    ------------    ------------

NET LOSS BEFORE PROVISION
   FOR INCOME TAXES ....................     (4,090,296)       (322,884)     (1,079,456)       (431,599)

BENEFIT (EXPENSE) FOR INCOME TAXES .....           (800)             24            (800)           (800)
                                           ------------    ------------    ------------    ------------

NET LOSS ATTRIBUTABLE TO
   COMMON SHAREHOLDERS .................   $ (4,091,096)   $   (322,860)   $ (1,080,256)   $   (432,399)
                                           ============    ============    ============    ============


BASIC AND DILUTED
   NET LOSS PER COMMON SHARE ...........   $      (0.20)   $      (0.02)   $      (0.07)   $      (0.03)
                                           ------------    ------------    ------------    ------------


WEIGHTED AVERAGE
   COMMON SHARES .......................     19,973,102      15,450,605      15,502,475      14,318,751
                                           ------------    ------------    ------------    ------------


See accompanying notes to Consolidated Financial Statements

                      IRONCLAD PERFORMANCE WEAR CORPORATION
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
             FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNADUDITED) AND
                   THE YEARS ENDED DECEMBER 31, 2005 AND 2004.

                                     COMMON STOCK
                               ------------------------
                              SHARES ISSUED                CAPITAL IN                       TOTAL
                                   AND                        EXCESS     ACCUMULATED    STOCKHOLDERS'
                               OUTSTANDING    PAR VALUE    OF PAR VALUE    DEFICIT        EQUITY
                               -----------   -----------   -----------   -----------    -----------
Balance at December 31, 2003    14,294,439   $    14,294   $ 2,165,910   $(1,352,256)   $   827,948

Common stock issued -
   exercise of warrants ....        16,511            17         7,708          --            7,725

Discount on common stock -
   warrant exercise ........          --            --           2,575          --            2,575

Common stock issued -
   exercise of options .....        12,894            13         4,470          --            4,483

Common stock issued -
   for cash ................       970,771           971       336,529          --          337,500

Net loss ...................          --            --            --        (432,398)      (432,398)
                               -----------   -----------   -----------   -----------    -----------
Balance at December 31, 2004    15,294,615        15,295     2,517,192    (1,784,654)       747,833

Common stock issued -
   exercise of warrants ....        32,036            32         1,969          --            2,001

Common stock issued -
   for cash ................       143,818           144        49,856          --           50,000

Common stock issued -
   for services ............       125,841           126        43,624          --           43,750

Common stock issued-
   exercise of options ......       25,887            26         8,974          --            9,000

Net loss ...................          --            --            --      (1,080,256)    (1,080,256)
                               -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2005    15,622,197        15,624     2,621,614    (2,864,910)      (227,672)

Common stock issued -
   for cash (unaudited) ....    13,927,699        13,927     7,814,764          --        7,828,691

Offering costs (unaudited) .          --            --      (1,284,453)         --       (1,284,453)

Common stock issued -
   for services (unaudited).        70,096            70        51,709          --           51,779

Stock option expense
   (unaudited) .............          --            --         245,812          --          245,812

Warrants issued as a
   financing cost (unaudited)         --            --         256,188          --          256,188

Reclassify fair value of
   warrant liability
   (unaudited) .............          --            --      (5,844,668          --       (5,844,668)

Net loss (unaudited) .......          --            --            --      (4,091,096)    (4,091,096)
                               -----------   -----------   -----------   -----------    -----------
Balance at June 30, 2006
   (unaudited) .............    29,619,992   $    29,620   $ 3,860,967   $(6,956,006)   $(3,065,419)
                               ===========   ===========   ===========   ===========    ===========


See accompanying notes to Consolidated Financial Statements

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE SIX MONTHS ENDED
               JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                   SIX MONTHS ENDED                YEARS ENDED
                                                       JUNE 30,                    DECEMBER 31,
                                              --------------------------    --------------------------
                                                  2006          2005           2005            2004
                                              -----------    -----------    -----------    -----------
                                               (unaudited)   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss ..............................   $(4,091,096)   $  (332,860)   $(1,080,256)   $  (432,399)

    Adjustments to reconcile net loss to
         Net cash provided by (used in)
         operating activities
         Allowance for bad debts ..........        24,000           --            3,000          3,000
         Depreciation .....................        14,139         27,819         54,173         69,074
         Amortization .....................         1,231            538          1,382            557
         Warrants issued as financing cost        256,188           --             --             --
         Loss on disposition of equipment .          --            3,288         10,244          2,114
         Change in fair value of warrant
            liability .....................     2,453,018           --             --             --
         Accretion of discount attached to
           convertible note payable to
           stockholder ....................          --             --             --          113,626
         Non-cash compensation:
           Common stock issued for services        51,779         13,750         43,750           --
           Stock option expense ...........       245,812           --             --             --
    Changes in operating assets and
         Liabilities:
         Receivables ......................       660,610         21,041       (845,575)       282,789
         Reserve due from factor ..........          --             --             --          209,108
         Inventory ........................    (1,371,554)       175,175        490,205        274,271
         Deposits on inventory ............       300,277        177,092         91,458        (75,029)
         Prepaid and other ................        (8,304)        31,401        (58,194)        (3,024)
         Loan costs .......................        15,798           --          (15,798)          --
         Accounts payable and
           accrued liabilities ............      (515,947)       195,887        795,299       (289,535)
                                              -----------    -----------    -----------    -----------

               Net cash provided by (used
                 in) operating activities .    (1,964,049)       323,131       (510,222)       154,552
                                              -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING
    ACTIVITIES
    Property, plant and equipment
       purchased ..........................       (43,337)       (13,405)       (20,332)       (35,801)
    Investment in trademarks ..............          --           (3,088)       (13,166)        (9,390)
                                              -----------    -----------    -----------    -----------

       Net cash used in investing
          activities ......................       (43,337)       (16,493)       (33,498)       (45,191)
                                              -----------    -----------    -----------    -----------


See accompanying notes to Consolidated Financial Statements

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE SIX MONTHS ENDED
               JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                  SIX MONTHS ENDED                YEARS ENDED
                                                      JUNE 30,                    DECEMBER 31,
                                             --------------------------    --------------------------
                                                 2006           2005          2005            2004
                                             -----------    -----------    -----------    -----------
                                             (unaudited)    (unaudited)

CASH FLOWS FROM
     FINANCING ACTIVITIES
        Proceeds from issuance of common
             Stock .......................     7,828,691         50,000         50,000        337,500
       Offering costs ....................    (1,284,453)          --             --             --
        Proceeds from exercise of warrants          --             --            2,001          7,725
        Discount on warrant exercise .....          --             --             --            2,575
        Proceeds from exercise of stock
            options ......................          --             --            9,000          4,483
          Proceeds from issuance of note .          --             --          500,000           --
       Payment on note payable ...........      (500,000)          --             --             --
        Payment of related party debt ....          --         (404,010)      (413,210)       (92,227)
        Net proceeds from (payments to)
          factor .........................          --             --             --         (804,917)
       Net proceeds from (payments to)
         bank lines of credit ............      (861,612)      (349,051)        64,173        671,461
       Payments on capital leases ........        (1,316)          --           (1,373)        (7,226)

           Net cash provided by (used
               in) financing activities ..   $ 5,181,310    $  (703,061)   $   210,591    $   119,374
                                             -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN
     CASH ................................     3,173,924       (396,423)      (333,129)       228,735
CASH AND CASH EQUIVALENTS
     BEGINNING OF PERIOD .................        29,573        362,702        362,702        133,967
                                             -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS
     END OF PERIOD .......................   $ 3,203,497    $   (33,721)   $    29,573    $   362,702
                                             ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES

  INTEREST PAID IN CASH ..................   $    73,435    $    37,862    $    97,839    $   116,057

  INCOME TAXES ...........................   $       800    $       (24)   $       800    $       800


See accompanying notes to Consolidated Financial Statements

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 1 - DESCRIPTION OF BUSINESS

         Ironclad Performance Wear Corporation, formerly known as Europa Trade Agency Ltd., a Nevada corporation, together with its wholly owned subsidiary Ironclad Performance Wear Corporation, a California corporation, (collectively known as the "Company"), is a manufacturer/wholesale distributor of task- specific work gloves for the industrial and construction trade to various distributors and retailers throughout the United States.

NOTE 2 - THE MERGER

         (a)      DESCRIPTION OF THE MERGER

         On April 20, 2006, Ironclad Performance Wear Corporation, a California corporation ("Ironclad California") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Ironclad Merger Corporation, a California corporation and a wholly-owned subsidiary of the Company ("MergerCo"), pursuant to which MergerCo would be merged with and into the Ironclad California, with Ironclad California being the surviving corporation (the "Merger"). On May 9, 2006, the Merger closed, Ironclad California became the wholly-owned subsidiary of the Company, and the Company changed its name to Ironclad Performance Wear Corporation. Pursuant to the Merger, the issued and outstanding shares of common stock of Ironclad California were converted into an aggregate of 10,099,161 shares of Company Common Stock, and the issued and outstanding shares of Series A and Series B preferred stock of Ironclad California were converted into 6,005,315 and 264,483 shares of Company Common Stock, respectively. In addition, warrants to purchase shares of common stock, Series A preferred stock and Series B preferred stock of Ironclad California were converted into 521,368, 218,073 and 9,638 shares of Company Common Stock, respectively. Also, options to purchase shares of common stock of Ironclad California were converted into options to purchase 2,588,314 shares of Company Common Stock. Upon completion of the Merger, Ironclad California's pre-Merger cash balances became available to fund the ongoing operations of the combined Company. Following the Merger, the business conducted by the Company is the business conducted by Ironclad California before the Merger.

         (b)      ACCOUNTING  TREATMENT  OF  THE  MERGER;   FINANCIAL  STATEMENT
                  PRESENTATION

         We accounted for the Merger as a reverse merger under generally accepted accounting principles. Therefore: (1) the consolidated financial statements of the Company for periods before May 9, 2006, reflect only the operations of Ironclad California, and (2) the consolidated financial statements present the previously issued shares of Common Stock of the Company as having been issued pursuant to the Merger on May 9, 2006, and the shares of Company Common Stock issued to the former shareholders of Ironclad California pursuant to the Merger as having been outstanding since Ironclad California's inception (in
         1998). Common Stock, Preferred Stock and their respective derivatives have been converted using the following conversion ratios: Common Stock- 0.431455294, Preferred Stock Series A- 0.431455294, and Preferred Stock Series B- 0.444830408. No goodwill or other intangible asset was recorded as a result of the Merger. Immediately prior to the reverse merger on May 9, 2006, the Company had no material operations, assets, or liabilities. Therefore, pro forma financial statements are not presented.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

         The consolidated financial statements include the accounts of Ironclad Performance Corporation, an inactive parent company, and its wholly owned subsidiary Ironclad California. All significant inter-company transactions have been eliminated in consolidation.

Unaudited Interim Results

         The accompanying consolidated balance sheet as of June 30, 2006, the consolidated statements of operations and the consolidated statements of cash flows for the six months ended June 30, 2006 and 2005, and the consolidated statement of changes in stockholders' equity for the six months ended June 30, 2006, are unaudited. The unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. The accompanying unaudited financial statements reflect all adjustments that, in the opinion of management, are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

Cash and Cash Equivalents

         The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company places its cash with high credit quality institutions. The Federal Deposit Insurance Corporation (FDIC) insures cash accounts at each institution for up to $100,000. From time to time, the Company maintains cash in excess of the FDIC limit.

Accounts Receivable

         Trade receivables are carried at the original invoice amount less an estimate made for doubtful accounts. The allowance for doubtful accounts is based on management's regular evaluation of individual customer receivables and consideration of a customer's financial condition and credit history. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Interest is not charged on past due accounts.

Inventory

         Inventory is stated at the lower of average cost (which approximates first in, first out) or market and consists of finished goods. The Company regularly reviews its inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on management's estimated forecast of product demand and production requirements.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

         Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are charged to expense as incurred.

Trademarks

         The costs incurred to acquire trademarks, which are active and relate to products with a definite life cycle, are amortized on a straight-line basis over the estimated useful life of fifteen years. Trademarks, which are active and relate to corporate identification, such as logos, are not amortized. Pending trademarks are capitalized and reviewed monthly for active status.

Long-Lived Asset Impairment

         The Company periodically evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that the asset should be evaluated for possible impairment, the Company uses an estimate of the undiscounted net cash flows over the remaining life of the asset in measuring whether the asset is recoverable. Based upon the anticipated future income and cash flow from operations and other factors, relevant in the opinion of the Company's management, there has been no impairment.

Revenue Recognition

         A customer is obligated to pay for products sold to it within a specified number of days from the date that title to the products is transferred to the customer. The Company's standard terms are typically net 30 days from the transfer of title to the products to the customer. The Company typically collects payment from a customer within 30 to 45 days from the transfer of title to the products to a customer. Transfer of title occurs and risk of ownership passes to a customer at the time of shipment or delivery, depending on the terms of the agreement with a particular customer. The sale price of the Company's products is substantially fixed or determinable at the date of sale based on purchase orders generated by a customer and accepted by the Company. A customer's obligation to pay the Company for products sold to it is not contingent upon the resale of those products. The Company recognizes revenues when products are delivered to customers.

Returns Policy

         The Company has a warranty policy that covers defects in workmanship. The Company also periodically accepts stock adjustments from certain customers. Stock adjustment returns are typically for new customers who are given the opportunity to `trade out' of a style of product that does not sell in their territory, usually in exchange for another product. Historically, warranty returns

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         have averaged 1% a year and stock adjustment returns have averaged approximately 0.5% of gross sales. The Company records an estimate for these returns at the time of sale.

RESERVE FOR WARRANTY RETURNS
Beginning Reserve Balance 12/31/03 ..........................         $  15,000
Payments Recorded During the Period .........................          (175,059)
                                                                      ---------
                                                                       (160,059)

Adjustment to Reserve for Pre-existing
  Liabilities ...............................................              --

Accrual for New Liabilities During the
  Reporting Period ..........................................           175,059
                                                                      ---------

Balance 12/31/04 ............................................            15,000
Payments Recorded During the Period .........................           (86,596)
                                                                      ---------
                                                                        (71,596)
Adjustment to Reserve for Pre-existing
  Liabilities ...............................................            23,000
  Accrual for New Liabilities During the
    Reporting Period ........................................            86,596
                                                                      ---------

Balance 12/31/05 ............................................            38,000
Payments Recorded During the Period
  (unaudited) ...............................................           (40,339)
                                                                      ---------
                                                                         (2,339
Adjustment to Reserve for Pre-existing
  Liabilities (unaudited) ...................................             8,000
Accrual for New Liabilities During the
  Reporting Period (unaudited) ..............................            40,339
                                                                      ---------

Balance 6/30/06 (unaudited) .................................         $  46,000
                                                                      =========

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising and Marketing

         Advertising and marketing costs are expensed as incurred. Advertising expenses for the six months ended June 30, 2006 and 2005 were $364,987 (unaudited) and $160,303 (unaudited), respectively, and for the years ended December 31, 2005 and 2004 were $367,305 and $291,475, respectively.

Shipping and Handling Costs

         Freight billed to customers is recorded as sales revenue and the related freight costs as a cost of sales.

Customer Concentrations

         One customer accounted for approximately 13% of net sales during the year ended December 31, 2005 and 12% during the year ended December 31, 2004. No other customer accounted for 10% or more of net sales during either year.

         No customer accounted for more than 10% of net salesfor the six months ended June 30, 2006. One customer accounted for approximately 22% of net sales for the six months ended June 30, 2005.

Supplier Concentrations

         One supplier, which is located overseas, accounted for approximately 76% (unaudited) and 83% (unaudited) of total purchases during the six months ending June 30, 2006 and 2005, respectively, and 82% and 72% of total purchases during the years ended December 31, 2005 and 2004, respectively.

Stock Based Compensation

         As of December 31, 2005, the Company had a stock-based employee compensation plan. Prior to January 1, 2006, the Company accounted for its stock-based compensation plan using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Since the Company was not required to adopt the fair value based recognition provisions prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), it elected only to comply with the statement's disclosure requirements.

         Effective with the Company's current fiscal year that began on January 1, 2006, the Company has adopted the accounting and disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "SHARE-BASED PAYMENTS" using the modified prospective application transition method.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Pro forma information regarding net income as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123 is presented below. The fair value of these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following range of assumptions:

                                                            June 30,
                           December 31,    December 31,       2005
                              2005            2004         (unaudited)
-----------------------   -------------   -------------   -------------
Risk free interest rate    4.0% - 4.3%     3.4% - 4.5%     4.1% - 4.3%
-----------------------   -------------   -------------   -------------
Dividends .............         --              --              --
-----------------------   -------------   -------------   -------------
Volatility factor .....        146%            177%            152%
-----------------------   -------------   -------------   -------------
Expected life .........    2 - 4 years     3 - 4 years       4 years
-----------------------   -------------   -------------   -------------

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of applying SFAS No. 123 for the purpose of providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years, due to the impact of the staggered vesting periods of the Company's stock option grants.

                                                                      June 30,
                                      December 31,   December 31,       2005
                                          2005           2004       (unaudited)
                                      -----------    -----------    -----------
Net loss as reported ...............  $(1,080,256)   $  (432,399)   $  (322,860)

Less:  Total stock-based employee
  compensation expense determined
  under Black-Scholes option pricing
  model, net of tax effects ........      142,960        134,427         39,637

Pro forma net loss .................  $(1,223,216)   $  (566,826)   $  (362,497)

Net loss per share - as reported:
  Basic and diluted ................  $     (0.07)   $     (0.03)   $     (0.02)

Net loss per share - pro forma:
  Basic and diluted ................  $     (0.08)   $     (0.04)   $     (0.02)

Loss Per Share

         The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

         The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive:

                                      Six Months              For the Years
                                    Ended June 30,          Ended December 31,
                               -----------------------   -----------------------
                                  2006         2005         2005         2004
                               ----------   ----------   ----------   ----------
                              (unaudited)  (unaudited)
Options outstanding
  under the Company's
  stock option plan ........    5,095,134    1,962,704    2,584,000    1,768,549
Common Stock Warrants ......   10,812,281      759,999      749,079    1,111,824

Income Taxes

         Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the basis of the allowance for doubtful accounts, accumulated depreciation and amortization, accrued payroll and net operating loss carryforwards for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Use of Estimates

         The preparation of financial statements requires management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts, inventory obsolescence, allowance for returns and the estimated useful lives of long-lived assets.

Valuation of Derivative Instruments

         SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date in accordance with EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" to determine whether they should be considered a derivative liability and measured at their fair value for

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes-Merton Option Pricing Formula (the
         "Black Scholes Model"). At each period end, or when circumstances indicate that the Company reevaluate the accounting for the derivative liability, derivative liabilities are adjusted to reflect changes in fair value, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives.

Recent Accounting Pronouncements

         SFAS No. 123R

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS 123 Revised "Share-Based Payment," "SFAS 123R." The
         statement eliminates the alternative to account for stock-based compensation using APB 25 and requires such transactions be recognized as compensation expense in the statement of operations based on their fair values on the date of the grant, with the compensation expense recognized over the period in which a grantee is required to provide service in exchange for the stock award. The Company will adopt this statement for the year ended December 31, 2006. The Company recorded $245,812 (unaudited) of compensation expense for employee stock options during the three months period ending June 30, 2006.

         SFAS No. 151

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs" SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight and rehandling costs may be so abnormal as to require treatment as current period charges." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact of the Company's financial statements.

         SFAS No. 152

         In March 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No 66, Accounting for Sales of Real Estate, " for real estate time-sharing transactions. SFAS No. 152 amends Statement No 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

         SFAS No. 153

         In March 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after March 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

         SFAS No. 154

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" an amendment to Accounting Principles Bulletin (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" though SFAS No. 154 carries forward the guidance in APB No. 20 and SFAS No.3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors. SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005.

         FIN No. 47

         In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies the meaning of the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" and clarifies when an entity would have sufficient information to reasonable estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on the Company's financial statements.

         SFAS No. 155

         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" and SFAS No. 140,"Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. Management does not expect adoption of SFAS No. 155 to have a material impact on the Company's financial statements.

         SFAS No. 156

         In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS NO. 156"), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and
         (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. Management does not expect adoption of SFAS No. 156 to have a material impact on the Company's financial statements.

         FIN No. 48

         In July 2006, the FASB released FASB Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENT NO. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. We are currently in the process of evaluating the expected effect of FIN 48 on its results of operations and financial position.

         SFAS No. 157

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management will evaluate the effect of this statement, if any, on its financial statements.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 4 - INVENTORY

         At June 30, 2006 and December 31, 2005, the Company had two classes of inventory-raw materials and finished goods.

                                                June 30, 2006       December 31,
                                                 (Unaudited)            2005
                                                -------------       ------------
Raw Materials ........................          $   308,762         $     10,521

Finished Goods .......................            2,046,830              973,517

Total ................................          $ 2,355,592         $    984,038


NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

                                                     June 30,      December 31,
                                                       2006            2005
                                                   ------------    ------------
                                                   (unaudited)

Computer hardware and software .................   $    168,618    $    162,996
Furniture and equipment ........................        110,475          72,761
Automobile .....................................         42,230          42,230

                                                        321,323         277,987
Less accumulated depreciation ..................       (232,785)       (218,645)

PROPERTY AND EQUIPMENT, NET ....................   $     88,538    $     59,342

         Depreciation expense for the six months ended June 30, 2006 and 2005 was $14,139 (unaudited) and $27,819 (unaudited), respectively, and for the years ended December 31, 2005 and 2004 was $54,173 and $69,074, respectively.

NOTE 6 - TRADEMARKS

         Trademarks consisted of the following:

                                                     June 30,      December 31,
                                                       2006            2005
                                                   ------------    ------------
                                                   (unaudited)

Trademarks .....................................   $     56,382    $     56,382
Less: Accumulated amortization .................         (4,001)         (2,772)

TRADEMARKS, NET ................................   $     52,381    $     53,610

         Trademarks consist of definite-lived trademarks of $27,464 and indefinite-lived trademarks of $28,918 at June 30, 2006 and December 31, 2005. All trademark costs have been generated by the Company, and consist of initial legal and filing fees.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 6 - TRADEMARKS (Continued)

         Amortization expense was $ 1,231 (unaudited) and $538 (unaudited) for the six months ended June 30, 2006 and 2005, respectively, and $1,382 and $557 for the years ended December 31, 2005 and 2004, respectively. The Company expects to amortize $1,686 in each of the next five years.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses consisted of the following at June 30, 2006 and December 31, 2005:

                                                       June 30,     December 31,
                                                         2006           2005
                                                     ------------   ------------
                                                      (unaudited)

Accounts payable .................................   $    606,369   $  1,013,165
  Accrued inventory ..............................        391,064        230,404
  Accrued bonus ..................................          4,000        300,000
  Accrued expenses - other .......................        364,156        337,968

TOTAL ACCOUNTS PAYABLE AND ACCRUED EXPENSES ......   $  1,365,589   $  1,881,537

NOTE 8 - BANK LINES OF CREDIT

         In 2003, the Company maintained a factoring agreement with its third party bank whereby it assigned certain of its accounts receivables with full recourse. The Company could borrow 75% against outstanding accounts receivable, up to $1,000,000, and was required to maintain a funded reserve equal to 25% of the outstanding accounts receivable. All assets of the Company secured amounts borrowed under the terms of this agreement and were personally guaranteed by an officer of the Company. Interest on outstanding balances accrued at 18% per annum and matured in February 2004. In March 2004, the Company renewed this factoring agreement under the same terms, but with an interest rate of 15%. In May 2004, the bank modified the agreement changing from a funded reserve basis to a net funds employed basis (asset based). All other terms remained the same. In March 2005, the Company renewed its Asset Based Loan Agreement with the bank at an interest rate of prime plus 3%. This agreement did not contain any financial covenants and matured on May 30, 2006.

         On May 9, 2006, the Registrant closed on a private placement financing of $7,321,191 (unaudited) of common stock. Proceeds from the private placement were used to repay the balance outstanding on the loan facility. The balance at June 30, 2006 and December 31, 2005 was $-0- (unaudited) and $709,999, respectively.

         The Company also had a $250,000 revolving line of credit with this bank. The Company may borrow 30% against its eligible inventory, up to $250,000. All assets of the Company secure amounts borrowed under the terms of this agreement and are personally guaranteed by an officer of the Company. Interest on outstanding loan balances accrued at the same rates as noted above, currently

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 8 - BANK LINES OF CREDIT (Continued)

         prime plus 3%, and  matured on May 30,  2006.  The  balance at June 30,
         2006  and  December  31,  2005  was  $-0-   (unaudited)  and  $151,613,
         respectively.

         In conjunction with the Loan Agreements noted above, the Company was required to maintain certain financial covenants. At December 31, 2004 the Company was in compliance with all of its bank covenants except the cumulative profit covenant. On March 24, 2005, the bank waived this covenant violation that existed as of December 31, 2004. At December 31, 2005 and June 30, 2006 the Company was in compliance with its bank covenants. No waiver was required to obtain this compliance.

         Interest expense paid to this bank was $26,065 (unaudited) and $35,952 (unaudited) for the six months ending June 30, 2006 and 2005 and $60,441 and $61,236 for the years ended December 31, 2005 and 2004, respectively.

         On May 9, 2006, the Registrant closed on a private placement financing of $7,321,191 (unaudited) of common stock. Proceeds from the private placement were used to repay the balance outstanding on the loan facility.

NOTE 9 - NOTE PAYABLE

         In October 2005, the Company obtained short term financing from Westrec Capital Partners, LLC. The amount of the note was $500,000. It matured at the earlier of 180 days or when the Company received an aggregate of $550,000 from the sale of equity securities. On May 9, 2006, the Registrant closed on a private placement financing of $7,321,191 of common stock. The loan agreement also required the issuance of a warrant to purchase 400,000 shares of common stock at $0.56 per share. In April 2006, Westrec Capital Partners, LLC agreed to the settlement of a disagreement between Ironclad California and Westrec Capital Partners, LLC with respect to the operation of the anti-dilution provision of the loan agreement in exchange for a warrant, for 100,000 shares of the Company common stock, exercisable at $1.00 per share and to extend the Westrec bridge financing loan to the Company for up to thirty (30) days under the same terms and conditions.

         The  value  of the  400,000  warrants  was  determined  to be  $291,368
         (unaudited) using the Black-Scholes Option Pricing Model with the following assumptions: risk-free interest rate of 5.13%, volatility factor of 185.5%, five-year life and zero dividends. They have been accounted for as equity in accordance with SFAS No. 133 and EITF 00-19. The value of the 100,000 warrants was determined to be $72,097 (unaudited) using the Black-Scholes Option Pricing Model with the following assumptions: risk-free interest rate of 5.13%, volatility factor of 185.5%, five-year life and zero dividends. They have been accounted for as a liability in accordance with SFAS No. 133 and EITF 00-19.

         The financing loan was repaid in full using proceeds from the private placement financing completed on May 9, 2006.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 10 - NOTE PAYABLE TO STOCKHOLDER

         A previous promissory note which was payable to the Company's majority stockholder ("related party"), with a principal balance of $505,437 was rolled into a new note on December 31, 2003. The interest rate on the new note was 8% per annum and was secured by all assets of the Company. The interest expense for the years ending December 31, 2004 and 2005 was $35,946 and $572, respectively.

         All outstanding principal and unpaid interest was due on December 31, 2004. Amounts payable to the stockholder are subordinated to lines of credit to a third party bank. (See Note 8) The outstanding balance of this note was $413,210 at December 31, 2004. This note was paid in full during January 2005.

         In connection with this note, a five year warrant exercisable into 218,073 shares of the Company's common stock at a per share exercise price of $0.23 valued at $146,577 and a five year warrant exercisable for 120,451 shares of the Company's common stock at a per share exercise price of $0.35 valued at $80,960 were issued on December 31, 2003 and remain outstanding at December 31, 2005 and June 30, 2006.

         Where the Company has issued notes payable with detachable warrants, the Company allocates the proceeds between the note payable and the warrants using the relative fair value of the individual elements at the time of issuance. The relative fair value of the warrants is recorded as a debt discount. The total debt discount is amortized to interest expense over the redemption period of the note payable.

         The fair value of the detachable warrants was estimated at the date of issuance using the Black-Scholes pricing model with the assumptions of a 177% volatility rate, 5 year expected life, zero dividends and a risk free interest rate ranging between 3.22% and 3.25%. Interest expense for the fair value allocated to the warrants was $113,625 for the year ending December 31, 2004. There was no expense in 2005.

NOTE 11 - STOCKHOLDERS' EQUITY

Common Stock Transactions

         During the year ended December 31, 2004, the Company completed the following:

         - On January 30, 2004, the Company issued 1,683 shares of Common Stock pursuant to the exercise of 1,683 warrants to purchase the Company's Common Stock at an exercise price of $0.1338 per share. The 1,683 shares outlined above were exercised at a 25% discount resulting in a total price differential of $75. This amount was booked as Other Expense in 2004 with the offset in Additional Paid In Capital in the same time period.

         - On January 30, 2004, the Company issued 14,828 shares of Common Stock pursuant to the exercise of 14,828 warrants to purchase the Company's Common Stock at an exercise price of $0.5058 per share. The 14,828 shares outlined above were exercised at a 25% discount resulting in a total price differential of $2,500. This amount was booked as Other Expense in 2004 with the offset in Additional Paid In Capital in the same time period.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 11 - STOCKHOLDERS' EQUITY (Continued)

         - Between January 30, 2004 and December 6, 2004, the Company issued 12, 894 shares of common stock for cash of $4,483 pursuant to the exercise of stock options under our 2000 Stock Option Plan.

         - On December 31, 2004, the Company issued 970, 771 shares of common stock for cash of $337,500 pursuant to the sale of common stock at $0.35 per common share.

         During the year ended December 31, 2005, the Company completed the following:

         - Between January 18, 2005 and January 21, 2005, the Company issued 143,818 shares of common stock for cash of $50,000 pursuant to the sale of common stock at $0.35 per common share.

         - On February 14, 2005 the Company issued 20,827 shares of Common Stock pursuant to the cashless exercise provision of a warrant to purchase 28,019 shares of the Company's Common Stock at an exercise price of $0.178 per share.

         - Between May 6, 2005 and September 20, 2005 the Company issued 125,841 shares of common stock to a human resources recruiting firm in exchange for services. The services were valued at $43,750, and were based on the last sale price of common stock.

         - On September 12, 2005, the Company issued 11,209 shares of Common Stock pursuant to the exercise of 11,209 warrants to purchase the Company's Common Stock at an exercise price of $0.178 per share.

         - In December 2005 the Company issued 25,887 shares of common stock for cash of $9,000 pursuant to the exercise of stock options under our 2000 Stock Option Plan.

         During the six months ending June 30, 2006, the Company completed the following:

         - On January 13, 2006 the Company issued 46,609 shares of common stock to an investment banking firm in exchange for services. The services were valued at $35,000 (unaudited), and were based on a post-merger valuation of $0.75 per common share.

         - On March 10, 2006, the Company issued investment units consisting of 676,667 shares of common stock and rights to receive warrants to purchase 1,568,334 shares of common stock upon the closing of the Merger for an aggregate cash price of $507,500 (unaudited) pursuant to a subscription based sale at $0.75 per unit. The warrants were issued upon the closing of the Merger on May 9, 2006, at an aggregate exercise price of $0.75 per share. The value of 1,568,334 warrants so issued was determined to be $1,136,884 (unaudited) using the Black-Scholes Option pricing Model with the following assumptions: risk-free interest rate of 5.13%, volatility factor of 185.5%, five-year life and zero dividends. They have been accounted for as equity in accordance with SFAS No. 133 and EITF 00-19.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 11 - STOCKHOLDERS' EQUITY (Continued)

         - On March 31, 2006 the Company issued 9,140 shares of common stock to a consultant in exchange for services. The services were valued at $6,779 (unaudited), and were based on a post merger valuation of $0.75 per common share. In May 2006 the Company employed this consultant as its Chief Financial Officer.

         - On April 30, 2006 the Company issued 14,346 shares of common stock to a consultant in exchange for services. The services were valued at $10,000 (unaudited), and were based on a post merger valuation of $0.75 per common share. In May 2006 the Company employed this consultant as its Chief Financial Officer.

         Immediately after the consummation of the cancellation and purchase transaction in connection with the Merger of Ironclad California and the Company, a 3.455895-for-1 forward stock split of common stock was completed and increased the number of authorized shares of common stock to 172,744,750. Immediately after the closing of the Merger on May 9, 2006, without taking into account the private placement completed concurrently with the Merger, there were 19,858,404 outstanding shares of common stock.

         - On May 9, 2006, we sold 9,761,588 investment units to a limited number of accredited investors in a private placement financing that we completed concurrently with our merger with Ironclad Performance Wear Corporation, a California corporation (or Ironclad California). Each investment unit consisted of one share of our common stock, and three-quarters of a warrant to purchase one shares of our common stock exercisable at an exercise price per share of $1.00. Accordingly, we issued 9,761,588 shares of common stock and warrants to purchase up to 7,321,191 shares of our common stock, and received approximately $7.3 million in aggregate gross proceeds in the financing. The value of the warrants was determined to be $5,278,388 (unaudited) using the Black-Scholes Option Pricing Model with the following assumptions: a volatility rate of 185.5%, risk-free interest rate of 5.13%, an expected life of five years and zero dividends. The warrants have been accounted for as a liability in accordance with SFAS No. 133 and EITF 00-19. Brean Murray Carret & Co. (or Brean Murray), and GP Group, LLC, an affiliate of Gemini Partners, Inc. (or Gemini), acted as co-placement agents in the private placement. Pursuant to our agreements with the placement agents, we paid Brean Murray a fee equal to 6.0% of the gross proceeds from the financing, or $439,271 (unaudited). In addition to the cash fee paid Brean Murray, we issued warrants to Brean Murray to purchase 390,464 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 292,848 shares of our common stock at an exercise price of $1.00 per share. The value of the warrants was determined to be $494,182 (unaudited) using the Black-Scholes Option Pricing Model with the following assumptions: a volatility rate of 185.5%, risk-free interest rate of 5.13%, an expected life of five years and zero dividends. The Brean Murray warrants were accounted for as a liability in accordance with SFAS No. 133 and EITF 00-19. Pursuant to the terms of Ironclad California's engagement agreement with Gemini Partners, Inc., we also paid GP Group, LLC a fee equal to 4% of the funds raised in such financing, or $292,848 (unaudited). We also paid for the out-of-pocket expenses incurred by Brean Murray and Gemini in the amount of $75,000 (unaudited). After payment of commissions and expenses associated with the offering, we received net proceeds of approximately $6.1 million in the private placement financing.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 11 - STOCKHOLDERS' EQUITY (Continued)

         On completion of the Merger on May 9, 2006, and at June 30, 2006, there were outstanding 29,619,992 shares of Common Stock of the Registrant.

Stock Warrants

         Stock warrants to purchase shares of the Company's common stock have been issued to individual and corporate investors. All common stock warrants have a five-year term and expire at various dates through December 31, 2008, with the exception of one grant for 100,000 common stock warrants which has no expiration date, and all shall be exercisable as determined by the Board of Directors.

         A summary of common stock warrant activity is as follows:

                                                                      Weighted
                                                                       Average
                                                        Number        Exercise
                                                       of Shares        Price
                                                      -----------    -----------
Warrants outstanding December 31, 2003 ............     1,268,127    $      0.22
Warrants expired ..................................      (139,792)   $      0.19
Warrants exercised ................................       (16,511)   $      0.62
                                                      -----------    -----------

Warrants outstanding December 31, 2004 ............     1,111,824    $      0.21
Warrants expired ..................................      (323,518)   $      0.18
Warrants exercised ................................       (39,228)   $      0.18
                                                      -----------    -----------

Warrants outstanding December 31, 2005 ............       749,079    $      0.23
Warrants expired (unaudited) ......................        (9,638)   $      0.67
Warrants issued (unaudited) .......................    10,072,840    $      0.93
                                                      -----------    -----------

Warrants outstanding
  June 30, 2006 (unaudited) .......................    10,812,281    $      0.89

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 11 - STOCKHOLDERS' EQUITY (Continued)

         Additional information regarding common stock warrants outstanding as of December 31, 2005 and June 30, 2006 is as follows:

                   Common Stock                        June 30,
                     Exercise       December 31,         2006
                      Price             2005          (unaudited)
                   ------------     ------------     ------------
                       $0.19          400,917            400,917
                       $0.23          218,073            218,073
                       $0.35          120,451            120,451
                       $0.56             --              400,000
                       $0.67            9,638              -0-
                       $0.75             --            1,958,800
                       $1.00             --            7,714,040

                                      749,079         10,812,281

         Stock Options

         The Company has reserved 3,020,187 shares of its common stock for issuance to employees, directors and consultants under the 2000 Stock Incentive Plan ("the Plan"). Under the Plan, options may be granted at prices not less than the fair market value of the Company's common stock at the grant date. Options generally have a ten-year term and shall be exercisable as determined by the Board of Directors.

         Effective May 18, 2006, the Company reserved 4,250,000 shares of its common stock for issuance to employees, directors and consultants under its 2006 Stock Incentive Plan (the "2006 Plan"). Under the 2006 Plan, options may be granted at prices not less than the fair market value of the Company's common stock at the grant date. Options generally have a ten-year term and shall be exercisable as determined by the Board of Directors.

         The fair value of each stock option granted is estimated on the date of the grant using the Black-Scholes option pricing model and factors in an estimated forfeiture based on management assessment of historical employee termination experience. The Black-Scholes option pricing model has assumptions for risk free interest rates, dividends, stock volatility and expected life of an option grant. The risk free interest rate is based the U.S. Treasury Bill rate with a maturity based on the expected life of the options and on the closest day to an individual stock option grant. Dividend rates are based on the Company's dividend history. The stock volatility factor is based on historical market prices of the Company's common stock. The expected life of an option grant is based on management's estimate. The fair value of each option grant is recognized as compensation expense over the expected life of the option on a straight line basis.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 11 - STOCKHOLDERS' EQUITY (Continued)

         On May 9, 2006, after the closing of the merger with Ironclad California, the Company granted to an officer of the Company options to purchase 860,135 shares of Company Common Stock at an exercise price of $0.75 per share. These options will expire on May 8, 2016, and vest over a four year period as follows: 25% of the underlying shares will vest on January 19, 2007, and 1/36th of the remaining amount of the shares will vest at the end of each month thereafter. On May 18, 2006, the Company granted to certain officers and directors of the Company options to purchase 1,650,999 shares of Company Common Stock at an exercise price of $1.05 per share, including options to purchase 299,999 shares of Company Common Stock that were granted to non-employee directors of the Company. Options granted to non-employee directors of the Company will expire on May 17, 2016, and vest in equal increments on a monthly basis over the 12 month period following May 18, 2006, other than options to purchase 129,437 shares, which were fully vested on the date of grant. The remaining options granted to officers and directors expire on May 17, 2016, and vest on the following schedule: 25% of the underlying shares will vest on the first anniversary of the effective date of grant, and 1/36th of the remaining amount of the shares will vest at the end of each month thereafter. The fair value of these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following range of assumptions: risk-free interest rate of 5.1% - 5.2%, volatility rate of 171% - 186%, an expected life of four (4) years and no dividends.

         A summary of stock option activity is as follows:

                                                                       Weighted
                                                                       Average
                                                         Number of     Exercise
                                                          Shares        Price
                                                         ---------    ----------
Outstanding December 31, 2003 .......................    1,233,257    $     0.35

     Granted ........................................      653,655    $     0.35
     Exercised ......................................      (12,894)   $     0.35
     Cancelled/Expired ..............................     (105,469)   $     0.35

Outstanding, December 31, 2004 ......................    1,768,549    $     0.35

     Granted ........................................      988,033    $     0.35
     Exercised ......................................      (25,887)   $     0.35
     Cancelled/Expired ..............................     (146,695)   $     0.35

Outstanding, December 31, 2005 ......................    2,584,000    $     0.35

Exercisable at December 31, 2005 ....................    1,630,219    $     0.35

     Granted (unaudited) ............................    2,511,134    $     0.88

Outstanding June 30, 2006 (unaudited) ...............    5,095,134    $     0.64
Exercisable at June 30, 2006 (unaudited) ............    2,059,629    $     0.39

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 11 - STOCKHOLDERS' EQUITY (Continued)

         The  following  table  summarizes   information   about  stock  options
         outstanding at June 30, 2006 (unaudited):

                                    Weighted
                                     Average       Weighted      Intrinsic
                                    Remaining      Average         Value
   Range of          Number        Contractual     Exercise     Outstanding
Exercise Price     Outstanding     Life (Years)     Price         Options
--------------     -----------     -----------     --------     -----------
$0.19 - $0.35       2,584,000          7.56         $0.35       $ 1,878,279
$0.75 - $1.05       2,511,134          9.88         $0.95       $   283,152

         The  following  table  summarizes   information   about  stock  options
         exercisable at June 30, 2006 (unaudited):

                                    Weighted
                                     Average       Weighted      Intrinsic
                                    Remaining      Average         Value
   Range of          Number        Contractual     Exercise     Exercisable
Exercise Price     Exercisable     Life (Years)     Price         Options
--------------     -----------     -----------     --------     -----------
$0.19 - $0.35       1,915,979          7.2          $0.34       $ 1,521,261
$0.75 - $1.05         143,651          9.88         $1.05       $     1,436

         The Company recorded $245,812 (unaudited) of compensation expense for employee stock options during the six month period ending June 30, 2006. At June 30, 2006 there was a total of $2,184,169 (unaudited) of unrecognized compensation costs related to non-vested share-based compensation arrangements under the Plan. This cost is expected to be recognized over a weighted average period of 3.8 years. The total fair value of shares vested during the six month period ended June 30, 2006 was approximately $212,162 (unaudited).

         The  following  table  summarizes   information   about  stock  options
         outstanding at December 31, 2005:

                                Weighted
                                 Average     Weighted                  Weighted
                                Remaining    Average                   Average
   Range of        Number      Contractual   Exercise     Number       Exercise
Exercise Price   Outstanding   Life (Years)    Price    Exercisable      Price
--------------   -----------   -----------   --------   -----------    --------
$0.19 - $0.35     2,584,000       7.27        $0.35      1,630,219      $0.35

         The weighted-average fair value of the options granted during the years ended December 31, 2005 and 2004 was $0.28 and $0.21, respectively.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 12 - INCOME TAXES

         The provision (benefit) for income taxes for the years ended December 31, 2005 and 2004 consisted of the following:

                                     2005         2004
                                  ----------   ----------
                       Current    $      800   $      800
                       Deferred         --           --
                                  ----------   ----------
                                  $      800   $      800
                                  ==========   ==========


The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2005 and 2004 as follows:
                                                     2005           2004
                                                  ----------     ----------
  Statutory regular federal income benefit rate       (34.0)%        (34.0)%
  State income taxes, net of federal benefit ..        (5.9)          (5.9)
  Change in valuation allowance ...............        39.6           39.6
  Other .......................................         0.3            0.3
                                                  ----------     ----------
  Total .......................................           --%            --%


         In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize all of the benefits of these deductible, differences, however the Company chooses to provide a 100% valuation allowance against its deferred tax asset.

         As of December 31, 2005, the Company had unused federal and state contribution carryovers of $6,068 that expire in 2009 through 2010.

         As of December 31, 2005, the Company had unused federal and state net operating loss carryforwards available to offset future taxable income of $2,444,000 and $2,485,000, respectively, that expire between 2009 and 2025.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 13 - COMMITMENTS AND CONTINGENCIES

Leases

         The Company leased its corporate office and warehouse under the terms of a non-cancelable operating lease, which expired September 30, 2005. Rent expense charged to operations under this operating lease was $37,278 (unaudited) for the six months ended June 30, 2005, and $68,551 and $71,478 for the years ended December 31, 2005 and 2004, respectively.

         On September 30, 2005, the lease for the corporate office and warehouse expired and the Company incurred a penalty for holdover of the lease of $3,831 through November 7, 2005. The Company relocated to a temporary facility for the remainder of the year. Rent expense for the balance of 2005 for this temporary facility was $13,500.

         Rent expense charged to operations under this temporary operating lease for the six months ended June 30, 2006 was $40,500 (unaudited).

         The Company has entered into a new five-year lease with one option to renew for an additional five years for a corporate office and warehouse lease commencing in July 2006. The facility is 10,583 square feet and is located in El Segundo, California.

         The Company leased an office in Minnesota under the terms of a non-cancelable operating lease which expired June 30, 2005. Rent expense charged to operations under this lease was $6,880 and $11,177 for the years ended December 31, 2005 and 2004, respectively. The Company did not renew the lease after June 30, 2005.

         The Company has various non-cancelable operating leases for office equipment expiring through April 6, 2010. Equipment lease expense charged to operations under these leases was $4,227 (unaudited) and $5,478 (unaudited) for the six months ended June 30, 2006 and 2005, respectively, and was $8,355 and $29,431 for the years ended December 31, 2005 and 2004, respectively.

         Future minimum rental commitments under these non-cancelable operating leases for years ending December 31 are as follows:

            Year         Facility     Equipment      Total
         ----------     ---------     ---------     --------
            2006         $ 63,498      $ 7,829      $ 71,327
            2007          128,898        7,204       136,102
            2008          132,726        7,204       139,930
            2009          136,710        6,874       143,584
            2010          140,850        1,471       142,321
         Thereafter        71,466            -        71,466
                        ---------     ---------     --------
                         $674,148      $30,582      $704,730

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

         In June 2005, the Company entered into a capital lease for certain equipment valued at $9,201(unaudited) that has monthly payments of $345 (unaudited) and expires in May 2008. Depreciation expense for the six months ended June 30, 2006 and the year ended December 31, 2005 was $657 (unaudited) and $1,373, respectively, and the net capitalized value for the respective periods was $7,777 (unaudited) and $8,434.

Employment Contract

         The Company is obligated under an employment contract for one of its key executives whereby the Company will pay a $200,000 severance package over a twelve-month period if termination occurs without cause, subject to a release and non-compete agreement.

General Release Agreement

         The Company had signed a General Release Agreement whereby the Company had agreed to act as the broker and find purchasers for shares of the Company's common stock, owned by a former employee, by March 22, 2005. Under the terms of this agreement, the Company was obligated to pay the former employee $223,811, less proceeds from an insurance policy and any amounts paid by the purchasers of the common stock. This Agreement was subsequently satisfied in accordance with its terms without the Company having to make any payment to the former employee.

NOTE 14 - SUBSEQUENT EVENTS

CLAIM

         On September 12, 2006, American Sports Group, Inc. ("ASG"), filed a lawsuit against the Company, including Ironclad California, and certain individuals, in the Superior Court of the State of California for the County of Los Angeles. ASG alleges that in 2002, Ironclad California agreed to issue, and did, in fact, issue to ASG a warrant to purchase 1,200,000 shares of Ironclad California common stock at $0.05 per share and a warrant to purchase 1,083,333 shares of Ironclad California common stock at $0.06 per share. ASG is seeking declaratory relief in the form of a determination as to validity of the warrants and its rights to exchange such warrants for warrants to purchase shares of the Company's common stock pursuant to the terms of the Merger Agreement with Ironclad California. In the alternative, ASG is seeking specific performance of the alleged agreement to issue the warrants, and the issuance of warrants to purchase 517,746 shares of the Company's common stock at $0.1157 per share, and 476,410 shares of common stock at a price of $0.1388 per share, which represent the number of warrants and exercise prices for which these warrants would have been exchanged pursuant to the Merger Agreement.

         According to the Company's records, the transactions pursuant to which the warrants were intended to be issued were never consummated, and the warrants were never issued. Any purported warrants that plaintiff possesses were issued without authorization, and therefore, are invalid and unenforceable. The Company believes ASG's claims are without merit and the Company intends to vigorously defend against these claims.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


         To the extent the plaintiff is successful in its claim, the Company agreed to cause the issuance of additional shares of itscommon stock to each of the investors in the Private Placement financing, and to each of the holders of its shares issued and outstanding immediately prior to the Merger, on a pro rata basis, in such a manner and in such amounts as would be necessary to adjust their respective ownership of the Company's common stock as of the closing of the Private Placement financing and Merger for any dilution caused by the issuance of the warrants or any shares thereunder.

Factoring Agreement

         On September 15, 2006 the Company entered into a new factoring agreement with Wells Fargo Century, Inc. whereby it assigned certain of its accounts receivables with full recourse. This facility allows the Company to borrow 85% against eligible accounts receivable, up to $3,000,000. All of the Company's assets secure amounts borrowed under the terms of this agreement. Interest on outstanding balances accrues at the prime rate announced from time to time by Wells Fargo Bank N.A. (or such other bank as Wells Fargo Century, Inc. shall select in its discretion) as its "prime" or base rate for commercial loans and the agreement has an initial term of twenty-four (24) months.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada Revised Statutes and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

         We have entered into separate but identical Indemnification agreements (the "Indemnification Agreements") with each of our directors and executive officers (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnification Agreements, we indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of us or our subsidiaries, provided, however, that the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful.

         A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

         EXHIBIT                                                   NUMBER
         -------                                                   ------

         Articles of Incorporation of Registrant, as amended       3.1

         Bylaws of Registrant                                      3.4

         Form of Indemnification Agreement                         10.11

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                       AMOUNT
                                                                       -------

Registration fee - Securities and Exchange Commission.............    $   3,772
Legal fees and expenses...........................................    $  25,000
Accounting fees and expenses......................................    $  20,000
Miscellaneous expenses............................................    $   1,500
                                                                      ---------
     Total........................................................    $  50,272


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

SECURITIES ISSUED IN CONNECTION WITH THE MERGER COMPLETED ON MAY 9, 2006

    On May 9, 2006, we sold 9,761,588 investment units to a limited number of accredited investors in a private placement financing that we completed concurrently with our merger with Ironclad Performance Wear Corporation, a California corporation (or Ironclad California). Each investment unit consisted of one share of our common stock, and three-quarters of a warrant to purchase one shares of our common stock exercisable at an exercise price per share of $1.00. Accordingly, we issued 9,761,588 shares of common stock and warrants to purchase up to 7,321,191 shares of our common stock, and received approximately $7.3 million in aggregate gross proceeds in the financing. Brean Murray Carret & Co. (or Brean Murray), and GP Group, LLC, an affiliate of Gemini Partners, Inc. (or Gemini), acted as co-placement agents in the private placement. Pursuant to our agreements with the placement agents, we paid Brean Murray a fee equal to 6.0% of the gross proceeds from the financing, or $439,271. In addition to the cash fee paid Brean Murray, we issued to Brean Murray warrants to purchase 390,464 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 292,848 shares of our common stock at an exercise price of $1.00 per share. Pursuant to the terms of Ironclad California's engagement agreement with Gemini Partners, Inc., we also paid GP Group, LLC a fee equal to 4% of the funds raised in such financing, or $292,848. We also paid for the out-of-pocket expenses incurred by Brean Murray and Gemini in the amount of $75,000. After payment of commissions and expenses associated with the offering, we received net proceeds of approximately $6.1 million in the private placement financing.

         On May 9, 2006, we issued 16,368,960 shares of our common stock, and warrants to purchase 749,079 shares of our common stock to the former holders of Ironclad California's securities pursuant to the terms of the Agreement and Plan of Merger dated April 20, 2006, among us, our wholly-owned subsidiary and Ironclad California.

         On May 9, 2006, we issued warrants to purchase an aggregate of 2,068,337 shares of our common stock pursuant to the terms of the Merger
Agreement and subject to certain contractual rights held by certain former investors in Ironclad California.

         We believe that the issuance of the securities described in foregoing paragraphs was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The shares of common stock and warrants to purchase common stock issued to former stockholders and warrant holders of Ironclad California were issued under the merger agreement. The shares of common stock and warrants to purchase common stock sold in the private placement financing were issued under subscription agreements with investors. The recipients of securities in the private placement transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. In addition, appropriate legends were affixed to the share certificates and other instruments issued in these transactions. The sales of securities in these transactions were made without general solicitation or advertising. The recipient had adequate access, through its relationship with us, to information about us.

ISSUANCE OF SECURITIES BEFORE THE MERGER WITH IRONCLAD CALIFORNIA

         We completed the issuance of 2,000,000 shares of our common stock to Thomas Lamb and Craig Lamb pursuant to Regulation S on March 31, 2004. We cancelled CDN$20,000 in outstanding loans in connection with the issuance. No commissions or fees were paid in connection with the issuance. The 2,000,000 shares of common stock are restricted securities.

         Between April 30 and May 18, 2004, we completed a placement of 900,000 shares of our common stock pursuant to Regulation S. The shares were issued at a price of $0.02 per share. We received proceeds of $18,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We believe we complied with the conditions of Category 3 of 903(b) on the basis of the following:

         o We implemented offering restrictions in the subscription agreements with investors.

         o        The purchasers in this offering were all non-U.S. residents.

         o None of the purchasers offered or sold their shares for a period of approximately two years following the purchase of these shares.

         o Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

         o Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.

         o Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.

         o We undertook not to register any transfer of the shares not made in accordance with Regulation S.

         o None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve. All purchasers were given adequate access to sufficient information about us to make an informed investment decision.

         We completed another placement of 110,000 shares of our common stock pursuant to Regulation S of the Securities Act on June 30, 2004. All shares were issued at a price of $0.09 per share. We received proceeds of $9,900 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We believe we complied with the conditions of Category 3 of 903(b) on the basis of the following:

         o We implemented offering restrictions in the subscription agreements with investors.

         o        The purchasers in this offering were all non-U.S. residents.

         o None of the purchasers offered or sold their shares for a period of approximately two years following their purchase of the shares.

         o Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

         o Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.

         o Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.

         o We undertook not to register any transfer of the shares not made in accordance with Regulation S.

         o None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve. All purchasers were given adequate access to sufficient information about us to make an informed investment decision.

ISSUANCES BEFORE THE MERGER BY IRONCLAD CALIFORNIA

         PREFERRED STOCK TRANSACTIONS

         On December 31, 2003, Ironclad California issued 2,282,392 shares of Series A Convertible Preferred Stock pursuant to the exercise of warrants to purchase 714,290 shares at $0.05775 per share, warrants to purchase 1,152,269 shares at $0.075 per share and warrants to purchase 415,833 shares at $0.1125 per share. Upon the closing of the merger with us, these were converted into 984,750 shares of our common stock.

         On January 30, 2004, Ironclad California issued 3,900 shares of Series A Convertible Preferred Stock pursuant to the exercise of 3,900 warrants to purchase Ironclad California's Series A Convertible Preferred Stock at an exercise price of $0.05775 per share. Upon the closing of the merger with us, these were converted into 1,683 shares of our common stock.

         On January 30, 2004, Ironclad California issued 33,333 shares of Series B Convertible Preferred Stock pursuant to the exercise of 33,333 warrants to purchase Ironclad California's Series B Convertible Preferred Stock at an exercise price of $0.225 per share. Upon the closing of the merger with us, these were converted into 14,828 shares of our common stock.

         On February 14, 2005 Ironclad California issued 48,272 shares of Series A Convertible Preferred Stock pursuant to the cashless exercise provision of a warrant to purchase 64,940 shares of the Ironclad California's Series A Convertible Preferred Stock at an exercise price of $0.077 per share. Upon the closing of the merger, these were converted into 20,827 shares of our common stock.

         On September 12, 2005, Ironclad California issued 25,980 shares of Series A Convertible Preferred Stock pursuant to the exercise of 25,980 warrants to purchase Ironclad California's Series A Convertible Preferred Stock at an exercise price of $0.077 per share. Upon the closing of the merger, these were converted into 11,209 shares of our common stock.

         COMMON STOCK TRANSACTIONS

         Between July 15, 2003 and December 31, 2003, Ironclad California issued 160,833 shares of common stock for cash of $24,124 pursuant to the exercise of stock options under Ironclad California's 2000 Stock Option Plan. Upon the closing of the merger, these were converted into 69,392 shares of our common stock.

         Between January 30, 2004 and December 6, 2004, Ironclad California issued 29,886 shares of common stock for cash of $4,483 pursuant to the exercise of stock options under Ironclad California's 2000 Stock Option Plan. Upon the closing of the merger with us, these were converted into 12,894 shares of our common stock.

         On December 31, 2004, Ironclad California issued 2,250,000 shares of common stock for $337,500 pursuant to the sale of common stock at $0.15 per common share. Upon the closing of the merger with us, these were converted into 970,774 shares of our common stock.

         Between January 18, 2005 and January 21, 2005, Ironclad California issued 333,333 shares of common stock for cash of $50,000 pursuant to the sale of common stock at $0.15 per common share. Upon the closing of the merger with us, these were converted into 143,818 shares of our common stock.

         Between May 6, 2005 and September 20, 2005 Ironclad California issued 291,666 shares of common stock to a human resources recruiting firm in exchange for services. The services were valued at $43,750, and were based on the last sale price of common stock. Upon the closing of the merger with us, these were converted into 125,841 shares of our common stock

         In December 2005 Ironclad California issued 60,000 shares of common stock for cash of $9,000 pursuant to the exercise of stock options under our 2000 Stock Option Plan. Upon the closing of the merger with us, these were converted into 25,887 shares of our common stock.

         Ironclad California received $507,500 through the sale of investment units to a limited number of investors, including certain stockholders of Ironclad California. This bridge financing closed on March 8, 2006. Each investment unit in the financing was sold at a price of approximately $0.32, and was comprised of one share of common stock of Ironclad California; and a warrant to purchase one share of our common stock, at an exercise price of $0.75 per share. Upon the closing of this financing, Ironclad California issued 1,566,402 shares of Ironclad California common stock, which, upon the closing of the merger with us were converted into 675,832 shares of our common stock. At the closing of the merger, together with other warrants that we issued on May 9, 2006, we issued to these investors warrants to purchase an aggregate of 1,566,402 shares of our common stock at $0.75 per share.

         STOCK WARRANTS

         On December 31, 2003, Ironclad California granted 279,173 common stock warrants as a penalty related to the late payoff and renegotiation of the convertible note to stockholder. The warrants were valued at $80,960 using the Black-Scholes option pricing model using the following assumptions: volatility of 177%; expected life of 5 years; dividends of $0; and risk-free interest rate of 3.220%. Upon the closing of the merger with us, these were converted into warrants to purchase 120,796 shares of our common stock.

         On December 31, 2003 Ironclad California granted 505,437 Series A Convertible Preferred warrants at an exercise price of $0.10 in conjunction with the renegotiation of the convertible note to stockholder. The warrants were valued at $146,577 using the Black-Scholes option pricing model using the following assumptions: volatility of 177%; expected life of 5 years; dividends of $0; and risk-free interest rate of 3.250%. Upon the closing of the merger with us, these were converted into warrants to purchase 218,073 shares of our common stock.

         We believe that the issuance of the foregoing described securities by Ironclad California were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving any public offering, except for the shares of common stock issued upon exercise of options granted pursuant to Ironclad California's 2000 Stock Option Plan, which were exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act. The recipients of all such securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. In addition, appropriate legends were affixed to the share certificates and other instruments issued in these transactions. The sales of securities in these transactions were made without general solicitation or advertising. The recipients had adequate access, through their relationships with Ironclad California, to information about Ironclad California. No commissions or fees were paid in connection with these transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      The following exhibits are filed herewith:

EXHIBIT
NUMBER                                   EXHIBIT TITLE
-------        -----------------------------------------------------------------

2.1 Agreement and Plan of Merger between Ironclad Performance Wear Corporation and Europa Trade Agency Ltd., dated April 20, 2006
               (1)

3.1            Articles of Incorporation of the Registrant (2)

3.2 Certificate of Change effecting a forward stock split and increasing the number of authorized shares, filed May 9, 2006 (3)

3.3            Articles   of  Merger   effecting   a  name  change  to  Ironclad
               Performance Wear Corporation (3)

3.4            Bylaws (2)

4.1            Form of Warrant issued to Investors in Private Placement (3)

5.1            Opinion of Stubbs Alderton & Markiles LLP (4)

10.1           Separation   Agreement   between   Eduard   Jaeger  and  Ironclad
               Performance Wear Corporation, a California corporation* (3)

10.2 Standard Industrial/Commercial Single-Tenant Lease by and between Faith Pearlman, Trustee of the Jerome M. Pearlman and Faith Pearlman Trust II, and Ironclad Performance Wear Corporation, a California corporation, dated October 12, 2005, as amended (3)

10.3 Standard Industrial/Commercial Multi-Tenant Lease by and between Park/El Segundo Partners, LLC, and Ironclad Performance Wear Corporation, a California corporation, dated September 12, 2005, as amended (3)

10.4 Business Loan Agreement (Asset Based) in the principal amount of $250,000, by and between Ironclad Performance Wear Corporation, a California corporation, and Alliance Bank, dated March 31, 2005
               (3)

10.5 Business Loan Agreement (Asset Based) in the principal amount of $1,000,000, by and between Ironclad Performance Wear Corporation, a California corporation, and Alliance Bank, dated March 31, 2005
               (3)

10.6 Form of Subscription Agreement between the Registrant and certain investors, dated May 10, 2006 (3)

10.8 Form of Registration Rights Agreement between the Registrant and certain shareholders, dated May 9, 2006 (3)

10.9 Form of Lock-Up Agreement between the Registrant and certain shareholders, dated May 9, 2006 (3)

10.10 Form of Lock-Up Agreement between the Registrant and certain former shareholders of Ironclad Performance Wear Corporation, a California corporation, dated May 9, 2006 (3)

10.11          Form of Indemnification Agreement (4)

21.1           Subsidiaries of the Registrant (3)

23.1           Consent of Stubbs,  Alderton & Markiles LLP  (included in Exhibit
               5.1)

23.2           Consent of Singer Lewak Greenbaum & Goldstein LLP

24.1           Power of Attorney (included on signature page) (4)


(1) Incorporated by reference to our Quarterly Report on Form 10-QSB filed May 12, 2006.
(2) Incorporated by reference to our Registration Statement on Form SB-2, filed September 3, 2004.
(3) Incorporated by reference to our Current Report on Form 8-K filed May 12, 2006.
(4) Incorporated by reference to the initial Registration Statement on Form SB-2 dated June 23, 2006 (File No. 333-135288).

*    Indicates a management contract or compensatory plan.

         (b)      Financial Statement Schedules

         Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 28. UNDERTAKINGS.

         (a)      RULE  415  OFFERING.   The   undersigned   registrant   hereby
                  undertakes to:

                  (1)      File,  during  any period in which it offers or sells
                           securities,   a  post-effective   amendment  to  this
                           registration statement to:

                           (i)  Include  any  prospectus   required  by  Section
                  10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

                  (3)      File  a  post-effective   amendment  to  remove  from
                           registration any of the securities that remain unsold at the end of the offering.

         (e)  REQUEST  FOR   ACCELERATION   OF   EFFECTIVE   DATE.   Insofar  as
indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (g) RELIANCE ON 430C. For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of El Segundo, California, on September 29, 2006.


                            IRONCLAD PERFORMANCE WEAR CORPORATION
                            (Registrant)

                            By:  /S/ THOMAS E. WALSH
                                 --------------------------------------------
                                 Thomas E. Walsh
                                 Chief Financial Officer
                                 (Principal Financial and Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  TITLE                              DATE
---------                  -----                              ----


/s/ EDUARD JAEGER          President and Chief Executive      September 29, 2006
-----------------------      Officer, and Director
Eduard Jaeger                (Principal Executive Officer)


/S/ THOMAS E. WALSH        Chief Financial Officer            September 29, 2006
-----------------------      (Principal Financial and
Thomas E. Walsh              Accounting Officer)

       *                   Director, Chairman of the Board    September 29, 2006
-----------------------
Peter Bloomer

       *                   Director                           September 29, 2006
-----------------------
Vane Clayton

       *                   Director                           September 29, 2006
-----------------------
Scott Alderton

       *                   Director                           September 29, 2006
-----------------------
Scott Jarus



By:  /s/ Thomas E. Walsh
     -------------------
     Thomas E. Walsh
     Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                   EXHIBIT TITLE
-------        -----------------------------------------------------------------

2.1 Agreement and Plan of Merger between Ironclad Performance Wear Corporation and Europa Trade Agency Ltd., dated April 20, 2006
               (1)

3.1            Articles of Incorporation of the Registrant (2)

3.2 Certificate of Change effecting a forward stock split and increasing the number of authorized shares, filed May 9, 2006 (3)

3.3            Articles   of  Merger   effecting   a  name  change  to  Ironclad
               Performance Wear Corporation (3)

3.4            Bylaws (2)

4.1            Form of Warrant issued to Investors in Private Placement (3)

5.1            Opinion of Stubbs Alderton & Markiles LLP (4)

10.1           Separation   Agreement   between   Eduard   Jaeger  and  Ironclad
               Performance Wear Corporation, a California corporation* (3)

10.2 Standard Industrial/Commercial Single-Tenant Lease by and between Faith Pearlman, Trustee of the Jerome M. Pearlman and Faith Pearlman Trust II, and Ironclad Performance Wear Corporation, a California corporation, dated October 12, 2005, as amended (3)

10.3 Standard Industrial/Commercial Multi-Tenant Lease by and between Park/El Segundo Partners, LLC, and Ironclad Performance Wear Corporation, a California corporation, dated September 12, 2005, as amended (3)

10.4 Business Loan Agreement (Asset Based) in the principal amount of $250,000, by and between Ironclad Performance Wear Corporation, a California corporation, and Alliance Bank, dated March 31, 2005
               (3)

10.5 Business Loan Agreement (Asset Based) in the principal amount of $1,000,000, by and between Ironclad Performance Wear Corporation, a California corporation, and Alliance Bank, dated March 31, 2005 (3)

10.6 Form of Subscription Agreement between the Registrant and certain investors, dated May 10, 2006 (3)

10.8 Form of Registration Rights Agreement between the Registrant and certain shareholders, dated May 9, 2006 (3)

10.9 Form of Lock-Up Agreement between the Registrant and certain shareholders, dated May 9, 2006 (3)


                                      EX-1

10.10 Form of Lock-Up Agreement between the Registrant and certain former shareholders of Ironclad Performance Wear Corporation, a California corporation, dated May 9, 2006 (3)
10.11          Form of Indemnification Agreement (4)

21.1           Subsidiaries of the Registrant (3)

23.1           Consent of Stubbs,  Alderton & Markiles LLP  (included in Exhibit
               5.1)

23.2           Consent of Singer Lewak Greenbaum & Goldstein LLP

24.1           Power of Attorney (included on signature page) (4)

(1) Incorporated by reference to our Quarterly Report on Form 10-QSB filed May 12, 2006.
(2) Incorporated by reference to our Registration Statement on Form SB-2, filed September 3, 2004.
(3) Incorporated by reference to our Current Report on Form 8-K filed May 12, 2006.
(4) Incorporated by reference to the initial Registration Statement on Form SB-2 dated June 23, 2006 (File No. 333-135288).

*    Indicates a management contract or compensatory plan.


                                      EX-2